Exhibit 10.41

Asset Sale and Share Subscription Agreement
Wodgina Project

Wodgina Lithium Pty Ltd
Albemarle Wodgina Pty Ltd
Mineral Resources Limited
Albemarle Corporation

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	6.1	Third Party Agreements	7
	6.2	Information and access	7
	6.3	General Conduct – Sale Interest and Project	8
	6.4	Initial Mine Plan and Budget	9
	6.5	Registration of this agreement	10
	6.6	General Conduct – WLOPL	10
	6.7	Compliance with clause 6 and Permitted Acts	11
	6.8	Tax Notice	11
7	Completion		11
	7.1	Date and place for Completion	11
	7.2	Obligations of the Seller and WLOPL at Completion	11
	7.3	Buyer’s obligations at Completion	13
	7.4	Security Interest	13
	7.5	Interdependence	14
	7.6	Effect of Completion – title and risk	14
	7.7	Tenement Applications	14
	7.8	Assigned Tenements	14
8	Completion Adjustment		15
	8.1	Completion Adjustment	15
	8.2	Completion Statement	15
	8.3	Dispute	15
	8.4	Payment of Completion Adjustment	17
9	Conduct after Completion		17
	9.1	Duty	17
	9.2	Transfer of Petroleum Pipeline Licences	18
	9.3	Registration	18
	9.4	Dealings	18
	9.5	Non-Transferring Approvals	19
10	Third Party Agreements		19

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	10.1	Assignment and Novation of Third Party Agreements	19
	10.2	Obligations pending or if no novation	19
	10.3	Third Party Agreements	20
	10.4	Indemnity by Buyer in respect of Third Party Agreement Liabilities	20
	10.5	No liability	20
	10.6	Indemnity from Buyer and Seller	21
	10.7	Implementation of documents	21
11	Liabilities		21
	11.1	Acknowledgment	21
	11.2	Benefit of pre-existing warranties, representations and indemnities	21
	11.3	Retained Liabilities	22
	11.4	Indemnity by Seller in respect of Retained Liability	22
12	Transferring Employees		22
	12.1	Transferring Employees	22
	12.2	Seller's payment obligations	22
	12.3	Seller's indemnity	23
13	Insurance		23
	13.1	Insurance policies to remain in force	23
	13.2	Making of claims	24
	13.3	Provision of information relevant to future insurances	24
14	Seller Group Warranties and limitations of Claims		24
	14.1	Definition	24
	14.2	Giving of Seller Group Warranties	24
	14.3	Matters disclosed	25
	14.4	No liability	26
	14.5	Consequential Loss	26
	14.6	Tax or other benefit	26
	14.7	Disclaimer	27
	14.8	Exclusion of warranties and statutory actions	28

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	14.9	Notice and time limits on Claims	28
	14.10	Minimum amount of Claims	28
	14.11	Maximum liability	29
	14.12	No double recovery	29
	14.13	Disclosure regarding Third Party Claims	29
	14.14	Conduct in respect of Third Party Claims	30
	14.15	Recovery	30
	14.16	Insured Claim or loss	31
	14.17	Duty to mitigate	31
	14.18	Independent limitations	31
	14.19	Damages only remedy	31
	14.20	No knowledge of breach	31
15	Buyer Warranties		31
	15.1	Buyer Warranties	31
	15.2	Reliance	32
	15.3	Independent Buyer Warranties	32
	15.4	Survival	32
16	Seller Guarantor Warranties		32
	16.1	Seller Guarantor Warranties	32
	16.2	Reliance	33
	16.3	Independent Seller Guarantor Warranties	33
	16.4	Survival	33
	16.5	Indemnity	33
17	Buyer Guarantor Warranties		33
	17.1	Buyer Guarantor Warranties	33
	17.2	Reliance	34
	17.3	Independent Buyer Guarantor Warranties	34
	17.4	Survival	34
	17.5	Indemnity	34

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18	Confidentiality		34
	18.1	Confidentiality obligation	34
	18.2	Exceptions	35
	18.3	Information Recipient's obligations	35
	18.4	Media announcement	35
	18.5	Confidentiality Agreement	36
19	Seller Guarantee and indemnity		36
	19.1	Consideration	36
	19.2	Seller Guarantee	36
	19.3	Indemnity	36
	19.4	Extent of Seller Guarantee and indemnity	37
	19.5	Payments	37
	19.6	Continuing guarantee and indemnity	37
	19.7	Enforcement against Seller Guarantor	38
	19.8	Limitation	38
20	Buyer Guarantee and indemnity		38
	20.1	Consideration	38
	20.2	Buyer Guarantee	38
	20.3	Indemnity	38
	20.4	Extent of Buyer Guarantee and indemnity	39
	20.5	Payments	39
	20.6	Continuing guarantee and indemnity	39
	20.7	Enforcement against Buyer Guarantor	40
	20.8	Limitation	40
21	Dispute resolution		40
	21.1	Dispute Notice	40
	21.2	Continuance of Contract	40
22	Duty, costs and expenses		40
	22.1	Duty	40

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	22.2	Costs and expenses	41
	22.3	Costs of performance	41
23	GST		41
	23.1	Supply of a going concern	41
	23.2	Taxable Supplies	41
24	Foreign resident capital gains withholding		42
	24.1	Application of foreign resident capital gains withholding	42
	24.2	Clearance Certificate given by Seller	43
	24.3	Buyer entitled to withhold	43
	24.4	Buyer’s obligation to pay Withholding Amount to the Commissioner	43
	24.5	Payment of the Withholding Amount after Completion	43
	24.6	Discharge of liability	43
	24.7	Definitions and interpretation	43
25	PPS Act registration		44
	25.1	Protecting interests	44
	25.2	Notices	44
26	Notices		44
	26.1	General	44
	26.2	How to give a communication	44
	26.3	Particulars for delivery	44
	26.4	Communications by post	46
	26.5	Communications by email	46
	26.6	Process service	46
	26.7	After hours communications	46
27	General		46
	27.1	Consents and approvals	46
	27.2	Entire agreement	47
	27.3	Further assurances	47
	27.4	Rights cumulative	47

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	27.5	Survival and merger	47
	27.6	Variation	47
	27.7	Waiver	47
	27.8	Governing law	47
	27.9	Counterparts	48
	27.10	Default interest	48
	27.11	Interest payable on overdue amounts	48
	27.12	Invalidity	48
	27.13	Operation of indemnities	48
	27.14	Payments	49
	27.15	Relationship	49
	27.16	Assignment, novation and other dealings	49
	27.17	Third party rights	49
Schedule 1		Dictionary	50
Schedule 2		Seller Group Warranties	66
Schedule 3		Tenements	74
Schedule 4		Completed Infrastructure	87
Schedule 5		Incomplete Infrastructure	88
Schedule 6		Excluded Infrastructure	99
Schedule 7		Third Party Agreements	100
Schedule 8		Mobile Equipment	105
Schedule 9		Permitted Security Interest	112
Schedule 10		Approvals	113
Schedule 11		Non-Transferring Approvals	115
Schedule 12		Share Subscription Application	116
Schedule 13		Completion Adjustment	117
Schedule 14		Completion Adjustment pro-forma	119
Execution page			124

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Attachment A	Agreed form JVA
Attachment B	Mine Development Plan
Attachment C	Parent Guarantee
Attachment D	Deed of Cross Security
Attachment E	Chargee’s Priority Deed

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Date:                        2018

Parties

1	Wodgina Lithium Pty Ltd ACN 611 488 932 of 1 Sleat Road, Applecross WA 6153 (Seller)

2	Albemarle Wodgina Pty Ltd ABN 69 630 509 303 of Minter Ellison Building, Level 3, 25 National Circuit, Forrest ACT 2603 (Buyer)

3	Mineral Resources Limited ACN 118 549 910 of 1 Sleat Road, Applecross WA 6153 (Seller Guarantor)

4	Albemarle Corporation of 4350 Congress Street, Suite 700, Charlotte, NC 28209 (Buyer Guarantor)

Background

A	The Seller is the beneficial and (except where expressly provided in this agreement) legal owner of the Sale Interest.

B	The Seller has agreed to sell to the Buyer, and the Buyer has agreed to purchase from the Seller, the Sale Interest on the terms and conditions set out in this agreement.

C
The Buyer has agreed to subscribe for, and the Seller has agreed to procure that WLOPL will allot and issue, the Subscription Shares on the terms and conditions set out in this agreement such that on and from Completion, the Buyer and the Seller will each hold 50% of the Ordinary Shares in WLOPL.

D	The Seller Guarantor has agreed to guarantee the obligations of the Seller under this agreement.

E	The Buyer Guarantor has agreed to guarantee the obligations of the Buyer under this agreement.
The parties agree

1	Defined terms and interpretation

1.1	Definitions in the Dictionary
A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1, has the meaning given to it in the Dictionary;

(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act; and

(c)	which is defined in the GST Law, but is not defined in the Dictionary or the Corporations Act, has the meaning given to it in the GST Law.

1.2	Interpretation
The interpretation clause in Schedule 1 sets out rules of interpretation for this agreement.

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2	Conditions to Completion

2.1	Conditions precedent
Clauses 3, 4 and 7 do not become binding on the parties and are of no force and effect until each of the following Conditions have been satisfied or waived in accordance with clauses 2.2 and 2.4:

(a)	Regulatory approvals:

(i)	either:

(A)
the Buyer receiving notice in writing from the Federal Treasurer or his or her agent to the effect that there are no objections under the Australian Government's foreign investment policy or under FATA to the Buyer acquiring the Sale Interest and the Subscription Shares in accordance with this agreement; or

(B)	the Treasurer being, by reason of lapse of time, no longer empowered to make an order under FATA in respect of the acquisition contemplated by this agreement; and

(ii)	either:

(A)
a merger filing, if required, having been made by the parties to, and accepted by, SAMR pursuant to the Anti-Monopoly Law and SAMR having issued a decision confirming that it will not conduct further review of the transactions evidenced by this agreement or it will allow the transactions evidenced by this agreement to proceed without conditions or, subject to clause 2.2(b) on conditions reasonably acceptable to the parties; or

(B)	that all applicable waiting periods under the Anti-Monopoly Law in respect of the review of the transaction contemplated by this agreement have expired.

(b)
Ministerial consent for Tenements: the Seller and the Buyer have received all necessary consents and approvals by the Minister under the Mining Act to the transfer of the Tenements (to the extent of the Sale Interest) on terms reasonably acceptable to the Seller and Buyer.

(c)
Title Agreements: the consents or approvals of all Counterparties which are required under or pursuant to the Title Agreements in relation to the transactions evidenced by this agreement have been obtained on terms reasonably acceptable to the Buyer and the Seller, including the provision of duly executed unconditional and irrevocable releases of caveats, mortgages and other encumbrances over the Tenements the subject of the Title Agreements.

2.2	Satisfaction of the Conditions

(a)	The Buyer must use all reasonable endeavours to satisfy the Condition in clause 2.1(a)(i) by the Conditions Precedent Date.

(b)
Each of the Buyer and the Seller must use all reasonable endeavours to satisfy the Conditions in clauses 2.1(a)(ii), 2.1(b) and 2.1(c) by the Conditions Precedent Date, provided that in respect of the Condition in clause 2.1(a)(ii), neither party will be required to offer, propose or agree to any conditions to SAMR’s approval of the transaction evidenced by this agreement until the impact on the Project of such conditions have been agreed between the parties and the Transaction Documents have been revised to reflect such impact, if necessary, on terms reasonably satisfactory to each party.

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(c)	The Buyer and the Seller must cooperate with each other in doing anything reasonably necessary to satisfy the Conditions.

(d)
The Seller must duly seek all necessary consents and approvals by the Minister under the Mining Act in connection with the Condition in clauses 2.1(b) within 10 Business Days following the Execution Date.

2.3	Extension of the Conditions Precedent Date

(a)
If a Condition has not been satisfied, or is unlikely to be satisfied by the Conditions Precedent Date, the Seller or the Buyer may, by giving a written notice (Extension Notice) to the other party at any time prior to the Conditions Precedent Date, extend the Conditions Precedent Date in respect of that Condition to any date on or before the Final Conditions Precedent Date.

(b)	The Seller and the Buyer may only issue one Extension Notice each and provided that the date specified in any Extension Notice is no later than the Final Conditions Precedent Date.

2.4	Waiver

(a)	The Conditions in clause 2.1(a) and 2.1(b) are for the benefit of both the Seller and the Buyer and may only be waived by written agreement between the Seller and the Buyer.

(b)	The Condition in clause 2.1(c) is for the benefit of both Seller and the Buyer and may be waived by either the Seller or the Buyer.

2.5	Notice
The Buyer and the Seller must:

(a)	keep the other party fully informed (by notices in writing) in relation to progress towards the satisfaction of the Conditions; and

(b)	promptly notify the other in writing if it becomes aware that a Condition is satisfied or incapable of being satisfied before the Conditions Precedent Date.

2.6	Termination and failure to Complete

(a)	The Buyer or the Seller may terminate this agreement before Completion by giving written notice to the other of the Buyer or the Seller (as the case may be) if:

(i)	a Condition is not satisfied or waived by the Conditions Precedent Date;

(ii)	a Condition (which has not been waived) becomes incapable of being satisfied by the Final Conditions Precedent Date;

(iii)	the parties agree that a Condition cannot be satisfied by the Conditions Precedent Date (unless that Condition is satisfied before termination of this agreement); or

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(iv)	the other of the Buyer or the Seller (as is relevant) suffers an Insolvency Event, and provided that the terminating party is not in breach of a material obligation under this agreement (including that the terminating party must have complied with its obligations in clause 2.2).

(b)
Provided the Conditions have been satisfied or waived, if either the Seller Group or the Buyer Group (Defaulting Party) does not Complete when required to do so under this agreement, other than as a result of default by the other group (Non-Defaulting Party), the Non-Defaulting Party may give the Defaulting Party notice requiring it to Complete within 10 Business Days of receipt of the notice. When a notice is given under this clause 2.6(b), time will be of the essence under this agreement in all respects.

(c)
If the Defaulting Party does not Complete within the period specified in clause 2.6(b), the Non-Defaulting Party may choose either to seek specific performance or terminate this agreement, without limitation to any accrued rights.

(d)	If this agreement is terminated, then:

(i)
if any Transaction Document does not automatically terminate in accordance with its terms on termination of this agreement, the parties will procure that each other Transaction Document that has been executed is terminated;

(ii)	each party is released from its obligations to further perform its obligations under this agreement and each Transaction Document, except those expressed to survive termination; and

(iii)	each party retains the rights it has against the other in respect of any breach of this agreement occurring before termination.

3	Subscription and allotment of Subscription Shares

3.1	Registration of WLOPL
The parties acknowledge and agree that the Seller will procure the registration of WLOPL under the Corporations Act no earlier than 2 Business Days prior to the Completion Date or as otherwise agreed in writing between the Seller and the Buyer.

3.2	Subscription
Subject to the terms and conditions of this agreement, the Seller will procure that WLOPL allots and issues, and the Buyer must subscribe for, the Subscription Shares:

(a)	for the Subscription Amount;

(b)	with effect on and from Completion;

(c)	free from any Security Interest; and

(d)	on the terms and conditions of this agreement.

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3.3	Constitution
The Buyer agrees to be bound by the WLOPL Constitution upon issue of the Subscription Shares.

3.4	Equal ranking
The Subscription Shares rank equally in all respects with all other Ordinary Shares.

4	Sale and purchase of Sale Interest

4.1	Sale and purchase
The Seller agrees to sell the Sale Interest to the Buyer and the Buyer agrees to buy the Sale Interest:

(a)	for the Purchase Price;

(b)	with effect from Completion;

(c)	free from any Security Interest (other than a Permitted Security Interest); and

(d)	on the terms and conditions of this agreement.

4.2	Reserved Rights
The parties acknowledge that the Tantalum Rights and the Iron Ore Rights do not form part of the Sale Interest.

4.3	Purchase Price
The consideration for the sale and purchase of the Sale Interest is the payment by the Buyer of the Purchase Price.

4.4	Payments to reduce Purchase Price
Any payment received by the Buyer after Completion in relation to any breach by the Seller of a Seller Group Warranty or under an Indemnity must be treated as a reduction in and refund of the Purchase Price.

4.5	Method of making payments

(a)
All payments required to be made under this agreement must be paid without deduction or set-off in Immediately Available Funds to the bank account or accounts nominated in writing before the due date for payment by the party to whom the payment is due.

(b)	Any nomination referred to in clause 4.5(a) must be made at least 2 Business Days before the payment is due.

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5	Incomplete Infrastructure and Tantalum Assets

5.1	Construction and commissioning by Seller

(a)	Subject to clause 5.2(c), the Seller must at its cost construct and successfully Commission, or must procure the construction and successful Commissioning of, all Incomplete Infrastructure.

(b)
The Seller must use all reasonable endeavours to complete the construction and successful Commissioning, or to procure the completion of the construction and successful Commissioning, of all Incomplete Infrastructure by no later than 30 September 2019 (or, if not possible by that date, as soon as possible after that date).

(c)
The Seller must, at its cost, take all steps required to obtain the Approvals required for the construction and operation of the Incomplete Infrastructure (including those set out in Schedule 5) and must (on Completion or if later following construction and successful commissioning) transfer all Approvals for the Incomplete Infrastructure to the Buyer, to the extent of the Sale Interest, or to WLOPL (as applicable).

5.2	CCC Handover

(a)
On completion of construction and successful Commissioning of each item of Incomplete Infrastructure the Seller must hand over care, custody and control of the relevant item of Incomplete Infrastructure to WLOPL (CCC Handover).

(b)	At the later of Completion or the date of CCC Handover for each item of Incomplete Infrastructure:

(i)	the Seller must transfer title to each item of Incomplete Infrastructure to the Buyer in proportion to the Sale Interest;

(ii)
to the extent not provided at Completion where Completion occurs prior to CCC Handover for an item of Incomplete Infrastructure, the Seller must provide a duly executed deed of release of security in respect of 50% of the item of Incomplete Infrastructure from the Security Trustee; and

(iii)	the Seller and the Buyer will procure that WLOPL undertakes operational ramp up of that item of Incomplete Infrastructure.

(c)
Without limiting clause 5.1(a), in respect of each item of Incomplete Infrastructure (including to satisfy clause 5.2(d)), the Seller is solely responsible for rectifying any defects (including omissions) in the construction and supply of goods, materials and equipment incorporated within the Incomplete Infrastructure that exist or become apparent prior to the later of Completion and the date of CCC Handover of the Incomplete Infrastructure.

(d)
In order to be considered to have been constructed and successfully Commissioned, each item of Incomplete Infrastructure must meet the requirements and pass the commissioning tests set out in Schedule 5 to the extent applicable to that item of Incomplete Infrastructure.

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5.3	Warranties from suppliers and manufacturers

(a)
On or about the date of the CCC Handover, the Seller must assign or use all reasonable endeavours to procure the assignment of the benefit of all guarantees, representations, warranties and indemnities given in favour of the Seller or its Related Bodies Corporate (or which the Seller or its Related Bodies Corporate have a right to assignment of) and which are capable of assignment in respect of the Incomplete Infrastructure and from subcontractors, manufacturers and suppliers of plant, equipment and materials incorporated into the Incomplete Infrastructure (Subcontractors) (including where such warranties continue to operate beyond the expiration of any applicable defects liability period), to WLOPL which guarantees, representations, warranties and indemnities may, at the direction of the Buyer be, held on trust by WLOPL for the Seller and the Buyer (or to the extent not able to be assigned or transferred to WLOPL, held on trust by the Seller or its Related Bodies Corporate).

(b)
The Seller must use all reasonable endeavours to procure that the agreements entered into with Subcontractors after the Execution Date allow for all guarantees, representations, warranties and indemnities (including guarantees, representations, warranties and indemnities given by the Subcontractors' contractors) to be directly enforced by the Seller and Buyer against the parties giving the warranties.

(c)
For any guarantees, representations, warranties and indemnities not able to be assigned or transferred to WLOPL under clause 5.3(a), the Seller or its Related Bodies Corporate (as applicable) must, for and on behalf of WLOPL, pursue and seek to enforce its rights against under those guarantees, representations, warranties and indemnities in good faith and acting reasonably (and taking account of the Buyer's and WLOPL's interest under this clause 5).

5.4	Tantalum Assets
The parties acknowledge and agree that any Deed of Assignment and Assumption in relation to the contract for the construction, installation and operation of the Tantalum Assets will bind the Buyer only in respect of matters relating to the operation and maintenance (but not the construction and installation) of the Tantalum Assets.

6	Interim Period

6.1	Third Party Agreements
Without limiting clause 10, during the Interim Period:

(a)
the Seller and the Buyer must each use all reasonable endeavours to obtain from the relevant Counterparties all necessary approvals, consents to the assignment or novation of the relevant Third Party Agreement and/or waivers of any pre-emptive rights arising as a result of the transactions contemplated by this agreement; and

(b)
to the extent required by the terms of a Third Party Agreement, the Seller, the Buyer and each Counterparty must enter into a Deed of Assignment and Assumption on terms acceptable to the Buyer and the Seller (acting reasonably).

6.2	Information and access

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(a)
The Seller must provide to the Buyer, as soon as reasonably practicable after it becomes aware of the information, details (including copies where relevant) of all material information in relation to the Project, the Sale Interest or the Subscription Shares that the Seller, its Related Bodies Corporate or Representative become aware of during the Interim Period (including copies of all notices in respect of the Sale Interest and Subscription Shares received during the Interim Period, including from Government Agencies, contract counterparties or any other party).

(b)	During the Interim Period, the Seller must, to the extent permitted by law and subject to clauses 6.2(c) and 18:

(i)
give the Buyer and its representatives reasonable access to the Tenements, the Records and the Sale Interest during normal business hours and on reasonable notice (provided that the Buyer complies with the Seller's reasonable safety requirements); and

(ii)
provide information relating to the Project, the Sale Interest and WLOPL as the Buyer reasonably requires to enable the Buyer to become familiar with the Project (and the Buyer may make copies of such information).

(c)	The Buyer may only exercise its rights under clause 6.2(b) to the extent it does not unreasonably interfere with the conduct of the activities and operations of the Seller.

(d)
During the Interim Period, two Representatives of each of the Seller and the Buyer must meet not less than once every fortnight at such time and place (which may be by teleconference) agreed between the Seller and the Buyer to discuss the Project (including the progress regarding the construction of the Incomplete Infrastructure).

6.3	General Conduct – Sale Interest and Project
During the Interim Period, except as expressly provided in, or permitted or contemplated by this agreement or as consented to by the Buyer in writing, the Seller must, and must procure that the Seller's other Related Bodies Corporate involved in the operation of the Project, use all reasonable endeavours to carry on the Project (including construction and successful Commissioning of the Incomplete Infrastructure), and hold the Sale Interest, in the ordinary course, in good faith and substantially consistent with past practice and must:

(a)	use all reasonable endeavours to carry on the Project in accordance with the Mine Development Plan and the Operational Spares Plan, in each case as amended with the written approval of the Buyer;

(b)	comply with all applicable laws in relation to the Sale Interest and Subscription Shares and the terms and conditions of the Tenements, the Petroleum Pipeline Licences and the Approvals;

(c)
not, and not take any steps to, surrender or relinquish the Tenements or the Petroleum Pipeline Licences, or agree to a variation of the terms of the Tenements or the Petroleum Pipeline Licences, except to the extent required by law;

(d)	use all reasonable endeavours to procure the grant of the Tenement Applications and the transfer of the Assigned Tenements to the Seller;

(e)
consult the Buyer and take upmost account of the Buyer’s views for the contracting and procurement strategy for the Project having regard to the Mine Development Plan, including with respect to the gas supply and water supply arrangements for the Project;

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(f)
not transfer, grant or permit the registration of any Security Interest over (other than a Permitted Security Interest) or otherwise deal with the Tenements, Sale Interest or Subscription Shares or its interest in them;

(g)
not vary in a material manner, voluntarily terminate, take any action that might give rise to a termination right or waive any right under a Third Party Agreement, other than the amendment and restatement of the agreement referred to in items 23 and 25 of Schedule 7 on arm’s length terms in respect of the Project following consultation with the Buyer of whose views the Seller shall take upmost account;

(h)	comply with its obligations under the Third Party Agreements;

(i)	not enter into any joint venture, partnership, unincorporated association, alliance or similar arrangement with any person in respect of the Sale Interest or the Project;

(j)
except as permitted under clause 6.3(o), not enter into any agreement with respect to the Product or Ore (or any other material derived from the Product or Ore) which relates to the period after the Completion Date;

(k)	not take any steps which would frustrate, impede or reduce the benefit of any Transaction Document;

(l)
without limiting clause 6.3(g), not enter into, amend or terminate (or agree to enter into, amend or terminate) a contract or commitment in respect of the Sale Interest or the Project that will result in aggregate annual receipts or expenditure in excess of $100,000, otherwise than in the ordinary course of business (which includes any gas transportation agreement on arm’s length terms);

(m)	not enter into or amend (or agree to enter into or amend) a contract or commitment with a Related Body Corporate of the Seller in respect of the Sale Interest or the Project;

(n)	not enter into any agreement otherwise than on arm's length or enter into any abnormal or unusual transaction, in each case in respect of the Sale Interest or the Project; and

(o)
not enter into any agreement for the sale of Product or Ore, except for spot agreements for the sale of single shipments of Product or Ore mined or produced prior to the Completion Date, and which do not include any obligation to deliver Product or Ore after the date that is one month after the date of execution of such agreement.

6.4	Initial Mine Plan and Budget

(a)
On or before 28 February 2019, the Seller must provide to the Buyer a draft business plan for the Life of Mine, including the amount of any proposed Called Sum for each of the Buyer and the Seller on the basis of, and in accordance with, the JVA (as if the JVA was in place) to be called from and paid to WLOPL by each of the Seller and the Buyer at Completion.

(b)
Within 20 Business Days after provision of the draft business plan to the Buyer in accordance with clause 6.4(a), the Buyer must, acting reasonably, either approve the business plan or give the Seller any comments or amendments to the draft business plan.

(c)	If the Buyer gives any comments or amendments to the draft business plan or if either party reasonably requests a change to a business plan approved or agreed

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between the parties (including the amount of any proposed Called Sum at Completion), the Seller and the Buyer must use all reasonable endeavours to agree the terms of the draft business plan as soon as is reasonably practicable and in any case prior to Completion.

(d)
The last draft business plan for the Life of Mine approved by the Buyer in accordance with clause 6.4(b) or agreed between the Seller and the Buyer in accordance with clause 6.4(c) (if any) is the Initial Mine Plan and Budget.

(e)
During the Interim Period, the Buyer and the Seller must meet within 5 Business Days of the end of each month in order to review and update (where necessary) the Initial Mine Plan and Budget. Any variations to an approved Initial Mine Plan and Budget (including any changes to the amount of any proposed Called Sum at Completion), must be approved by the Buyer acting reasonably or otherwise agreed between the Seller and the Buyer in accordance with clause 6.4(c) (as applicable).

(f)	For the avoidance of doubt neither party will be bound to implement, or take any steps towards implementation of, the Initial Mine Plan and Budget, unless and until Completion occurs.

6.5	Registration of this agreement

(a)	The Buyer must within 60 days of the Execution Date make an application as required by section 47 of the Petroleum Pipelines Act for:

(i)	approval of the dealings evidenced by this agreement; and

(ii)	the entry of such dealings into the register maintained under the Petroleum Pipelines Act.

(b)	Without limiting the generality of clause 6.5(a), the Buyer and the Seller:

(i)
must cooperate with each other and supply all necessary and appropriate information for the purpose of enabling registration of the dealings evidenced by this agreement to be obtained in the manner set out in clause 6.5(a);

(ii)
must supply to each other copies of all applications made and all information supplied for the purpose of obtaining registration of the dealings evidenced by this agreement as required by this clause 6.5; and

(iii)	inform each other once notice of approval and registration of the dealings is obtained.

6.6	General Conduct – WLOPL
Except as expressly provided in, or permitted or contemplated by this agreement or as consented to by the Buyer in writing, the Seller must not take any action in respect of WLOPL, and must procure that WLOPL does not take any action, prior to Completion except as expressly authorised by a Transaction Document and must not, and must procure that WLOPL does not:

(a)	issue any shares, options or securities that are convertible into shares in WLOPL;

(b)	buy back any of WLOPL's shares;

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(c)	trade or undertake any activity or enter into any agreement except as expressly authorised by a Transaction Document; and

(d)	alter the WLOPL Constitution.

6.7	Compliance with clause 6 and Permitted Acts

(a)	In complying with its obligations under this clause 6, the Seller:

(i)	is not required to do, to omit to do, or allow to be done anything which would breach, or would reasonably be expected to breach:

(A)	any law or regulation (including any competition or anti-trust laws); or

(B)	a Third Party Agreement; and

(ii)	may take such action as is:

(A)	required to reasonably and prudently respond to an emergency or disaster (including a situation giving rise to a risk of personal injury or damage to property);

(B)	authorised by a Transaction Document; or

(C)	agreed in writing between the Seller and the Buyer.

(b)	The Buyer must not unreasonably withhold or delay any consent required under clause 6.3.

(c)
The Seller and the Buyer must each ensure that at all times during the Interim Period it has nominated one or more persons as its Representative (each a Seller's Nominee or Buyer’s Nominee, as is relevant) for the purpose of clause 6.2(d). The Seller's Nominee and Buyer’s Nominee shall have authority to act on behalf of the Seller and Buyer (respectively) in relation to any queries, consents or approvals required under clause 6.3.

6.8	Tax Notice
To the extent any part of the Sale Interest constitutes capital works within the meaning of Division 43 of the Tax Act, the Seller must, give the Buyer as and when requested, to its satisfaction, a notice under section 262A(4AJA) of the Tax Act that contains enough information about the Seller's holding of that part of the Sale Interest to enable the Buyer to determine how Division 43 of the Tax Act will apply to the Buyer in respect of that part of the Sale Interest.

7	Completion

7.1	Date and place for Completion
Subject to clause 2, Completion will commence at or around 11am (Perth time) on the Completion Date, and will take place at the office of the Seller in Perth (or at such other time and place as the parties may agree).

7.2	Obligations of the Seller and WLOPL at Completion

(a)	At Completion, the Seller must:

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(i)	give the Buyer:

(A)	Transfer Instruments duly executed by the Seller;

(B)
such signed original counterparts of each Deed of Assignment and Assumption duly executed by the Seller and the relevant Counterparty as the Seller has been able to obtain in accordance with clause 6.1;

(C)
letters to the Department from, or on behalf of, the holders of each of the consent caveats in respect of the Tenements that are included as a Permitted Security Interest, stating that they have no objection to the transfer of the relevant Tenements to the Buyer and seeking the consent of the Warden pursuant to section 122D(1) of the Mining Act;

(D)	a duly executed deed of release in respect of the Sale Interest from any person holding a Security Interest over the Petroleum Pipeline Licences;

(E)	all forms required to transfer all Approvals which the Buyer will be required to hold from Completion in connection with the Sale Interest, completed and executed by the Seller;

(F)	the documents and information referred to in clause 7.4;

(G)
any other documents required to register the transfer or assignment to the Buyer of any component of the Sale Interest, provided that the Seller will not be required to deliver instruments of title where they are already lodged with the relevant Government Agency for the registration of other dealings provided the Seller gives an undertaking to the Buyer to so deliver on receipt of possession or control of such documents;

(H)	a Tax Invoice in respect of the payment of the Purchase Price;

(I)	signed original counterparts of each Transaction Document duly executed by the Seller or relevant Seller Group Member that is a party thereto; and

(J)	copies of the Records; and

(K)	to the extent required by clause 5.2(b)(ii), a duly executed deed of release of security in respect of the Sale Interest from the Security Trustee; and

(ii)
if an Initial Mine Plan and Budget has been approved or agreed in accordance with clause 6.4, pay WLOPL (or as WLOPL directs) the amount of the Called Sum proposed at Completion as set out in the Initial Mine Plan and Budget.

(b)	At Completion, the Seller must procure that:

(i)	a meeting of the directors of WLOPL is held at which the directors resolve:

(A)	to allot and issue the Subscription Shares to the Buyer in consideration of the Subscription Amount; and

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(B)	to approve the appointment of the persons nominated by the Buyer as directors of WLOPL in accordance with the JVA with effect from Completion;

(ii)	WLOPL gives to the Buyer a certified copy of the resolution referred to in clause 7.2(b)(i);

(iii)	upon receipt of the Subscription Amount and the Share Subscription Application, WLOPL:

(A)	issues and allots the Subscription Shares to the Buyer; and

(B)	registers the Subscription Shares in WLOPL’s register of shareholders, in the name of the Buyer, free from any Security Interest; and

(iv)	WLOPL gives to the Seller and the Buyer signed original counterparts of each Transaction Document duly executed by WLOPL.

7.3	Buyer’s obligations at Completion
At Completion, the Buyer must:

(a)	pay to the Seller the Purchase Price:

(i)	plus the amount of the absolute value of the Completion Adjustment if the Completion Adjustment is negative; or

(ii)	less the amount of the Completion Adjustment if the Completion Adjustment is positive, in accordance with clause 4.5;

(b)
if an Initial Mine Plan and Budget has been approved or agreed in accordance with clause 6.4, pay WLOPL (or as WLOPL directs) the amount of the Called Sum proposed at Completion as set out in the Initial Mine Plan and Budget;

(c)	give the Seller signed original counterparts of each Transaction Document duly executed by the Buyer;

(d)	to the extent not signed and exchanged between the parties prior to Completion give to the Seller signed original counterparts of each Deed of Assignment and Assumption duly executed by the Buyer;

(e)	provide WLOPL with an application to subscribe for the Subscription Shares in the form set out in Schedule 12 (Share Subscription Application); and

(f)	pay the Subscription Amount to WLOPL in accordance with clause 4.5.

7.4	Security Interest
The Seller must in respect of each PPS Security Interest over the Sale Interest (other than a Permitted Security Interest) which is registered on the PPS Register immediately before Completion, give to the Buyer at Completion a deed executed by the person named in the PPS Register as the Secured Party in relation to the PPS Security Interest releasing the PPS Security Interest over the Sale Interest with effect from Completion and:

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(a)
except in relation to the Security Trustee Security, an undertaking to procure the removal of the PPS Security Interest over the Sale Interest from the PPS Register as soon as practicable and in any event no later than 5 Business Days after Completion; and

(b)
in relation to the Security Trustee Security any undertaking or document required for the transfer of legal title to the Sale Interest to the Buyer, to the extent that the Buyer is entitled to such legal title.

7.5	Interdependence

(a)	The obligations of the Buyer and the Seller under this clause 7 are interdependent.

(b)	Unless otherwise stated, all actions required to be performed by a party at Completion are taken to have occurred simultaneously at Completion.

(c)	Completion will not occur unless all of the obligations of the Buyer and the Seller to be performed at Completion under this clause 7 are complied with and fully effective.

7.6	Effect of Completion – title and risk

(a)
Risk in and possession of the Sale Interest passes to the Buyer upon Completion and, subject to the registration of the Transfer Instruments and subject to clause 7.7 and clause 7.8, title to the Sale Interest passes to the Buyer upon Completion.

(b)
For the avoidance of doubt, beneficial title to a 50% interest in the Tenements and the Petroleum Pipeline Licences passes to the Buyer upon Completion regardless of whether the registration of the relevant Transfer Instruments has occurred and the Seller holds the legal title to a 50% interest in the Tenements and the Petroleum Pipeline Licences on trust for the Buyer until the registration of the relevant Transfer Instruments has occurred.

7.7	Tenement Applications

(a)
Where a Tenement Application has not been granted prior to Completion, the Seller will account to the Buyer, to the extent of the Sale Interest, for all amounts or other benefits (of whatsoever nature) it receives, or is otherwise entitled to receive, in respect of the relevant Tenement Application (Granted Tenement) the Seller and Buyer shall do all things necessary to transfer the relevant Sale Interest portion in the Granted Tenement to the Buyer and have that transfer registered under the Mining Act.

(b)
The Buyer acknowledges and agrees that the Seller makes no warranty or representation, and gives no assurance, in respect of the likelihood of grant, or the terms of grant, of any exploration or mining tenement pursuant to any Tenement Application.

7.8	Assigned Tenements
Where an Assigned Tenement has not been transferred to the Seller prior to Completion, the Seller will account to the Buyer, to the extent of the Sale Interest, for all amounts or other benefits (of whatsoever nature) it receives, or is otherwise entitled to receive, in respect of the Assigned Tenements and upon the transfer of the Assigned Tenement to the Seller, the Seller and the Buyer shall do all things necessary to transfer the relevant Sale Interest in the portion of the Assigned Tenement to the Buyer and have that transfer registered under the Mining Act.

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8	Completion Adjustment

8.1	Completion Adjustment
The Purchase Price will be adjusted by the Completion Adjustment by way of a decrease to the Purchase Price (if the amount of the Completion Adjustment is positive) or by way of an increase to the Purchase Price (if the amount of the Completion Adjustment is negative).

8.2	Completion Statement

(a)
Within 20 Business Days after the Completion Date, the Seller must provide the Buyer with a written statement containing the Completion Accounts and giving the Seller’s calculation of the final amount of the Completion Adjustment (Completion Statement).

(b)	The Completion Accounts must be prepared, and the Completion Adjustment calculated, in accordance with Schedule 13.

(c)
The Seller must provide (and the Seller and the Buyer must procure that WLOPL provide) the Buyer with such information and documents as are reasonably requested by the Buyer in relation to the Completion Statement.

(d)
If the Buyer does not issue any notice (Completion Adjustment Dispute Notice) to the Seller that it disagrees with the amount of the Completion Adjustment set out in the Completion Statement within 30 Business Day after receipt of the Completion Statement, then the Completion Statement shall become final and binding.

(e)	If the Buyer issues a Completion Adjustment Dispute Notice, the Seller and the Buyer must use all reasonable endeavours to seek to agree on the amount of the Completion Adjustment.

8.3	Dispute

(a)
If the Seller and Buyer fail to agree the amount of the Completion Adjustment within 10 Business Days of the Completion Adjustment Dispute Notice, the parties' Representatives must meet at least once and confer in good faith in attempt to agree the amount of the Completion Adjustment.

(b)
If the parties' Representatives do not resolve the Dispute in respect of the Completion Adjustment Dispute Notice, or otherwise fail to meet, then each party shall within 20 Business Days after the Completion Adjustment Dispute Notice refer the Dispute to the Chief Executive Officers of their respective Ultimate Holding Companies to settle the Dispute. The Chief Executive Officers must meet within 30 Business Days of the Completion Adjustment Dispute Notice (or such longer period agreed in writing) and confer in good faith until such time that they resolve the Dispute.

(c)
If the Chief Executive Officers have met but not resolved the Dispute, or otherwise fail to meet, within 40 Business Days from the date of the Completion Adjustment Dispute Notice (or such longer period agreed in writing) the Completion Statement must promptly be submitted for determination to the Independent Accountant to determine the matter or matters in dispute in accordance with the following provisions of this clause 8.3.

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(d)
The Independent Accountant must be agreed by the Seller and the Buyer. If the Seller and the Buyer cannot agree the Independent Accountant within 45 Business Days of a Completion Adjustment Dispute Notice, then either the Seller or the Buyer may request that the Chair of the Resolution Institute (Chair) nominate the Independent Accountant. If it is not possible for the parties to request that the Chair nominate the Independent Accountant or the Chair otherwise fails to nominate the Independent Accountant, either the Buyer or the Seller may request that the President of the Western Australia Law Society (President) nominate the Independent Accountant (in which case all references to ‘Chair’ in clause 8.3(e) and clause 8.3(i) are to be read as references to ‘President’).

(e)
If the Seller or the Buyer requests that the Chair nominate the Independent Accountant, the parties must comply with all requirements of the Chair for the provision of that nomination including to provide the Chair with:

(i)	a copy of relevant provisions of this agreement;

(ii)	an executed copy of any release or similar document required by the Chair;

(iii)	a description of the dispute or issue to be resolved by the Independent Accountant, being the dispute in relation to the Completion Statement; and

(iv)	the approximate value of, and the technical area involved in, the dispute.
If the Chair nominates a list of persons to be the Independent Accountant rather than one particular person, the first person named on that list will be the Independent Accountant.

(f)
The disputed matters must be referred to the Independent Accountant by written submission which must include the Completion Statement, the Completion Adjustment Dispute Notice, any response to the Completion Adjustment Dispute Notice and an extract of the relevant provisions of this agreement. The Independent Accountant must also be instructed to finish its determination no later than 20 Business Days after its appointment (or another period agreed by the Seller and the Buyer).

(g)
The Seller and the Buyer must promptly supply the Independent Accountant with any information, assistance and cooperation requested in writing by the Independent Accountant in connection with its determination. All correspondence from the Independent Accountant to a party must be copied to the other parties. The Independent Accountant must promptly provide the parties with any correspondence received from other parties, provided that if the Independent Accountant has requested submissions or information from the Seller and the Buyer on the same topic, it must only provide such correspondence to the Seller and the Buyer after it has received a substantive response from both the Seller and the Buyer.

(h)
The Independent Accountant must act as an expert and not as an arbitrator and its written determination will be final and binding on the parties in the absence of manifest error and the Completion Statement will be deemed to be amended accordingly and will be taken to comprise the final Completion Statement and will be final and binding on the parties.

(i)	The costs of the:

(i)	Chair (if requested) in providing his or her nomination of the Independent Accountant; and

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(ii)	Independent Accountant (if instructed),
will be borne by the Seller as to one half, and the Buyer as to one half unless, in respect of the costs of the Independent Accountant only, the Independent Accountant decides otherwise having regard to the relative position of the parties on the disputed matters.

8.4	Payment of Completion Adjustment

(a)	If the amount of the Completion Adjustment is:

(i)	positive, the Seller must pay the amount of the Completion Adjustment to the Buyer; or

(ii)	negative, the Buyer must pay the amount of the Completion Adjustment to the Seller.

(b)
Payment of the Completion Adjustment must be made within 10 Business Days after the Completion Adjustment is final and binding or otherwise following agreement or determination of the Completion Adjustment under clause 8.3.

(c)
Where some, but not all items of the Completion Statement are in dispute, the relevant party must make payment (within 5 Business Days of the Buyer giving a Dispute Notice) of an interim Completion Adjustment calculated based on the value of the Completion Statement, excluding all items that are not in dispute. Once any dispute the subject of a Dispute Notice has been resolved, the parties must, within 5 Business Days of such resolution, make such payment as between them as are necessary (taking into account any interim Completion Adjustments paid).

9	Conduct after Completion

9.1	Duty

(a)
Subject to clause 9.1(b), the Buyer must lodge this agreement, the Transfer Instruments and any other instrument contemplated by this agreement for assessment of Duty (and must pay the Duty assessed) within the time required under the relevant legislation.

(b)	The Seller:

(i)
must pay to the Buyer, prior to the due date for payment, the amount of any Duty payable in respect of this agreement, the Transfer Instruments and any other instrument contemplated by this agreement which is assessed by reference to, or is otherwise attributable to, the value of rights that the Seller or any other person other than the Buyer has to mine or otherwise benefit from Iron Ore and Tantalum in the Tenements, including any Duty on any transfer of the Iron Ore and Tantalum Rights contemplated by this agreement; and

(ii)	indemnifies the Buyer from and against any Liabilities suffered or incurred by the Buyer arising from, or in connection with such Duty.

(c)	To the extent that the Buyer is not entitled to a tax deduction in respect of any Duty or Liability, the amount payable under this indemnity must be increased by an amount calculated as:

page | 17

1
(1 - Tax Rate)
where Tax Rate means the applicable Australian income tax rate for the Buyer, other than to the extent that such increase has already been taken into account in calculating the amount of the Liability for which the Buyer has been indemnified.

(d)
The Buyer will lodge the stamped Transfer Instruments and any other instrument contemplated by this agreement at the Department for registration against the Tenements and the Petroleum Pipeline Licences (as applicable) as soon as reasonably practicable after payment of the Duty assessment.

(e)	The Buyer will pay the costs of registering the Transfer Instruments at the Department.

9.2	Transfer of Petroleum Pipeline Licences

(a)
The Buyer must within 5 Business Days of the Completion Date submit the Transfer Instruments in relation to the Petroleum Pipeline Licences to the Department to be approved and registered as required by section 44 of the Petroleum Pipelines Act.

(b)
The Buyer and the Seller must co-operate with each other and do all things reasonably necessary to obtain approval and registration of the Transfer Instruments in relation to the Petroleum Pipeline Licences as soon as practicable after the Completion Date.

9.3	Registration

(a)	The Buyer must notify the Seller as soon as reasonably practicable, and in any case within 5 Business Days, after the Buyer becomes aware that registration of the Transfer Instruments has occurred.

(b)	The Seller will provide all assistance reasonably required (including providing its consent) to enable the Buyer to register a caveat over the Assigned Tenements in respect of the Sale Interest.

9.4	Dealings

(a)	The Buyer must within 60 days of the Execution Date make an application as required by section 47 of the Petroleum Pipelines Act for:

(i)	approval of the dealings evidenced by the JVA; and

(ii)	the entry of such dealings into the register maintained under the Petroleum Pipelines Act.

(b)	Without limiting the generality of clause 9.4, the Buyer and the Seller:

(i)
must cooperate with each other and supply all necessary and appropriate information for the purpose of enabling registration of the dealings evidenced by the JVA to be obtained in the manner set out in clause 9.4;

(ii)	must supply to each other copies of all applications made and all information supplied for the purpose of obtaining registration of the dealings evidenced by the JVA as required by clause 9.4; and

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(iii)	inform each other once notice of approval and registration of the dealings is obtained.

9.5	Non-Transferring Approvals
After Completion, the Seller will hold the Non-Transferring Approvals for the Seller and the Buyer and will authorise WLOPL to act under the Non-Transferring Approvals.

10	Third Party Agreements

10.1	Assignment and Novation of Third Party Agreements

(a)	Subject to clause 2, in respect of each Third Party Agreement, the Seller and the Buyer must, to the extent required by the terms of a Third Party Agreement, use all reasonable endeavours to:

(i)	procure the novation or assignment of the rights and liabilities of the Seller, to the extent of the Sale Interest, under the Third Party Agreement to the Buyer; and

(ii)	procure that the novation or assignment takes effect on and from Completion on a several and not joint and several basis.

(b)
The obligation in this clause 10.1 to use all reasonable endeavours does not require any party to make any payment to procure the novation or assignment other than its out of pocket expenses directly referable to the novation or assignment.

(c)
Where the novation or assignment of a Third Party Agreement required under clause 10.1(a) has not occurred by Completion, the parties must each continue to use all reasonable endeavours to procure the novation or assignment of the Third Party Agreement in accordance with clause 10.1(a) as soon as reasonably practicable after Completion.

(d)
The Seller indemnifies the Buyer from and against any Liabilities suffered or incurred by the Buyer arising from, or in connection with a Deed of Assignment and Assumption in respect of any Key Third Party Agreement or any Title Agreement not having been executed at or before Completion, except to the extent arising from a breach of clause 7.3(d) by the Buyer or if the Buyer has waived the Condition in clause 2.1(c) in accordance with clause 2.4(b).

10.2	Obligations pending or if no novation
If any of the Third Party Agreements are not novated or assigned by Completion under clause 10.1 then, from Completion until novation or assignment occurs:

(a)
if the Seller is not prohibited from delegating or subcontracting performance of obligations under the Third Party Agreement, the Buyer must perform on behalf of the Seller all obligations of the Seller, to the extent of the Sale Interest, under the Third Party Agreement in respect of the period following Completion;

(b)	if the Seller is prohibited under the Third Party Agreement from delegating or subcontracting performance of obligations under the Third Party Agreement, then:

(i)	the Seller must perform or discharge those obligations in accordance with the terms of the Third Party Agreement;

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(ii)
the Buyer must, to the extent of the Sale Interest, pay to the Seller on demand the Seller's direct costs and expenses of performing or discharging those obligations in accordance with the terms of the Third Party Agreement; and

(iii)	the Buyer must provide to the Seller all reasonable assistance as the Seller may reasonably request to enable the Seller to comply with its obligations under clause 10.2(b)(i);

(c)
the Seller must account to the Buyer for any amounts paid by a Counterparty to the Seller to the extent they relate to the Sale Interest and for any other benefits received by the Seller after Completion in respect of the Third Party Agreement to the extent they relate to the Sale Interest; and

(d)	the Seller must perform and pay all of the Liabilities of the Seller under the Third Party Agreement in respect of the period following Completion that do not relate to the Sale Interest.

10.3	Third Party Agreements
Upon Completion and subject to clause 10.1(d) and11.3, save in respect of the obligations to be performed by the Seller in relation to the Iron Ore Rights, the Buyer accepts and assumes responsibility for 50% of all Liabilities of the Seller incurred or arising on and from Completion (including, for the avoidance of doubt, the Liability for payments due by the Seller on and from Completion under the Equipment Leases) in relation to any Third Party Agreements which are not novated or assigned by Completion under clause 10.1 (Third Party Agreement Liabilities).

10.4	Indemnity by Buyer in respect of Third Party Agreement Liabilities

(a)
From Completion and subject to clause 10.1(d) and 11.3, the Buyer indemnifies the Seller, its Related Bodies Corporate and their Representatives from and against all Liabilities suffered or incurred by the Seller arising from or in connection with any Third Party Agreement Liability.

(b)
If the Seller or any person on behalf of the Seller pays, performs or discharges a Third Party Agreement Liability (as applicable), the Buyer must reimburse or compensate the Seller for the Third Party Agreement Liability within 5 Business Days after the Buyer receives evidence of that payment, performance or discharge.

10.5	No liability
Save in relation to any Title Agreement, without limiting the Seller’s obligations under clauses 10.1 and 10.2, the Buyer:

(a)	accepts that it is not entitled to withhold or delay:

(i)	Completion; or

(ii)	the payment of the whole or part of the Purchase Price,
if the novation or assignment of a Third Party Agreement in accordance with clause 10.1 does not occur by Completion (or at all); and

(b)
acknowledges and agrees that, subject to compliance by the Seller with its obligations under this agreement (including this clause 10), it has no rights whatsoever against the Seller in relation to, or in connection with, any requirement under the terms of any Third Party Agreement to obtain any consent to assignment

page | 20

or novation, or the consequences arising from any such consent not having been obtained by Completion or at all.

10.6	Indemnity from Buyer and Seller

(a)	The Buyer indemnifies the Seller from and against any Liabilities suffered or incurred by the Seller arising from, or in connection with, a breach of this clause 10 by the Buyer.

(b)	The Seller indemnifies the Buyer from and against any Liabilities suffered or incurred by the Buyer arising from, or in connection with, a breach of this clause 10 by the Seller.

10.7	Implementation of documents

(a)
The Buyer and the Seller must sign all documents which are required in order to effect a novation or assignment of the Sale Interest under the Third Party Agreement including without limitation all such documents as required to be signed to effect the novation or assignment in accordance with the terms of the relevant Third Party Agreement.

(b)
The Buyer and Seller acknowledge that the process of novation of the Third Party Agreements under clause 10.1 may reflect the parties’ preference that the Seller hold a Third Party Agreement as agent for and on behalf the Buyer and the Seller in accordance with their percentage interest on Completion on a several and not joint and several basis.

11	Liabilities

11.1	Acknowledgment
The Seller and the Buyer acknowledge that, subject to and as set out in this agreement, Liabilities incurred in relation to the Project on and from Completion will be addressed under the JVA.

11.2	Benefit of pre-existing warranties, representations and indemnities

(a)
The Seller must pursue and seek to enforce its rights against GAM, GAMG, GAMW or Atlas (as applicable) under the GAM Sale Agreement or Atlas Exit Agreement in good faith and acting reasonably (and taking account of the Buyer's interest under this clause 11.2), but only where such rights relate to or affect the value of the Project or the Sale Interest.

(b)
If the Seller receives any payment or other benefit under or in relation to the GAM Sale Agreement or Atlas Exit Agreement in relation to the Sale Interest after the Execution Date, the Seller must within 5 Business Days of receipt (or, if later, at Completion) pay 50% of that amount (less 50% of the costs incurred in securing payment thereof including reasonable legal costs) to the Buyer.

(c)
The Seller must not compromise or otherwise deal with any rights under the GAM Sale Agreement or Atlas Exit Agreement without the Buyer's prior written consent (such consent not to be unreasonably withheld or delayed).

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11.3	Retained Liabilities
The Seller retains, accepts and assumes responsibility for and must assume, pay, perform and discharge any and all Liability in relation to the Project arising from or in connection with:

(a)	any conduct by the Seller or any Related Body Corporate or Representative of the Seller:

(i)	in breach of any law, Approval or condition of a Tenement or Petroleum Pipeline Licence in the MRL Ownership Period;

(ii)	in breach of a Third Party Agreement or other agreement with a Third Party in relation to the Project or Project Assets in the MRL Ownership Period; and

(b)	any Claim by a Third Party relating to the Project or Project Assets to the extent related to the MRL Ownership Period,
(Retained Liability).

11.4	Indemnity by Seller in respect of Retained Liability

(a)
From Completion, the Seller indemnifies the Buyer, its Related Bodies Corporate and their Representatives from and against all Liabilities to the extent suffered or incurred by the Buyer, its Related Bodies Corporate and their Representatives:

(i)	arising from or in connection with any Retained Liability; or

(ii)	arising from or in connection with the Seller failing to comply with clause 11.3.

(b)
Without limitation, if the Buyer or any person on behalf of the Buyer pays, performs or discharges a Retained Liability, the Seller must reimburse or compensate the Buyer for the Retained Liability within 5 Business Days after the Seller receives evidence of that payment, performance or discharge.

12	Transferring Employees

12.1	Transferring Employees

(a)	The Seller and the Buyer must use all reasonable endeavours to agree on the list of Employees who will be offered employment by WLOPL and the terms of such employment.

(b)	The Seller must procure that no Employee is offered employment by WLOPL otherwise than in accordance with the agreement of the Buyer in accordance with clause 12.1(a), acting reasonably.

12.2	Seller's payment obligations
On the Completion Date, the Seller must, in respect of each Transferring Employee, pay or procure payment:

(a)
to the Transferring Employee, all amounts to which that Transferring Employee is or may become entitled by law, statute or under any industrial instrument, award, agreement or arrangement, on termination of employment in connection with

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wages, salary, leave entitlements, notice, redundancy, commission, bonuses or allowances accruing or arising in respect of the period up to and including the Completion Date; and

(b)
to the Transferring Employee's nominated superannuation fund, all employer Superannuation Commitments due to be made by the Seller in respect of the period of employment up to and including the Completion Date in respect of that Transferring Employee.

12.3	Seller's indemnity
Subject to Completion occurring, the Seller must indemnify and agree to hold harmless the Buyer and WLOPL against all Liabilities suffered, paid or incurred by the Buyer or WLOPL from or in relation to:

(a)
any entitlement owed or accruing to a Transferring Employee arising from the Transferring Employee's service with the Seller (which has not been paid in accordance with clause 12.2(a)), including any transferring or contingent entitlements or benefit arising in relation to a Transferring Employee under law, contract or industrial agreement of award;

(b)
any Claim by or in relation to any Transferring Employee or class of Transferring Employee for any wages, salary, leave, notice, redundancy, commission, bonuses, Superannuation Commitments and other benefits or entitlements accruing to the Transferring Employee in respect of the period before, on or after the Completion Date; and

(c)	any Claim by or in relation to any Transferring Employee in relation to their employment status, rights or entitlements arising from any service provided to the Seller prior to the Completion; and

(d)
any breach by the Seller or its Related Bodies Corporate or the WLOPL of statutory, contractual or other legal obligations to or in relation to any Transferring Employee before or on Completion or relating to Completion.

13	Insurance

13.1	Insurance policies to remain in force

(a)
The Seller must or must procure that its Related Bodies Corporate, maintain in force (or procure and maintain as appropriate) the Insurances (in all material respects on the same terms and similar level of cover prevailing at the Execution Date) until the Completion Date, save that the Seller or its Related Bodies Corporate may amend the Insurances maintained for the benefit of the Seller if such amended policies are substantially the same as those generally applicable to the Seller Group as a whole (provided reasonable prior notice of any such change is given to the Buyer); and

(b)
The Seller must procure that, within 7 Business Days of the Execution Date, an endorsement is issued for any Insurances which provide coverage in respect of property damage to or loss of use of any asset forming part of the Sale Interest noting the interest of the Buyer (subject to Completion).

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13.2	Making of claims

(a)
The Seller must use all reasonable endeavours to make (or procure that its Related Bodies Corporate make) all claims under the Insurances in respect of losses or liabilities covered by such policies arising in the Interim Period, at the cost of the Seller, promptly and in accordance with the requirements of the relevant policy.

(b)
To the extent that the Seller (or its Related Bodies Corporate) receives the proceeds of any claim under the Insurances described in clause 13.2(a), the Seller must use all reasonable endeavours to apply (or procure that the relevant Related Body Corporate applies) the proceeds to, as appropriate:

(i)	repair the damage or otherwise replace or reinstate the property;

(ii)	extinguish or reduce the relevant first party loss; or

(iii)	discharge the relevant liability,
and to the extent not so applied, the proceeds, less the Seller's reasonable costs in pursuing the relevant claim, will be for the benefit of the Buyer and the Seller together and will, if received by the Seller (or its Related Bodies Corporate), be paid to the Buyer in proportion to the Sale Interest.

13.3	Provision of information relevant to future insurances
In the Interim Period, the Seller must, within a reasonable time of a request by the Buyer, provide (or procure the provision of) the following to enable the Buyer to arrange insurance coverage from the Completion Date for the Sale Interest:

(a)	loss histories in respect of the Sale Interest;

(b)	insurance notifications and claims histories (including, for the avoidance of doubt, current claims) for the Seller in connection with Insurances which provide cover for liabilities; and

(c)	declarations of written complaints or written claims by third parties in respect of the Seller or the Sale Interest.

14	Seller Group Warranties and limitations of Claims

14.1	Definition
For the purposes of this clause 14 a reference to “Claim” means a Claim for breach of a Seller Group Warranty.

14.2	Giving of Seller Group Warranties

(a)	The Seller:

(i)	warrants to the Buyer that each of the Seller Group Warranties:

(A)	is true, accurate and complete and not misleading as at the Execution Date; and

(B)	will be true, accurate and complete and not misleading as at the Completion Date; and

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(ii)	acknowledges that the Buyer has entered into this agreement in reliance on the Seller Group Warranties.

(b)	Each Seller Group Warranty must be construed independently and is not limited by reference to another Seller Group Warranty.

(c)	The Seller Group Warranties survive Completion of this agreement.

14.3	Matters disclosed

(a)
The Seller Group Warranties are given subject to and are qualified by, and the Liability of the Seller in respect of any breach of any Seller Group Warranty or for any Claim or Loss by the Buyer in respect of a Seller Group Warranty, will be reduced or extinguished (as the case may be) to the extent that the facts, matter or circumstance giving rise to the breach:

(i)	arise in connection with the transactions contemplated or authorised by this agreement or the Transaction Documents;

(ii)	have been fairly disclosed to the Buyer in the information contained in the Disclosure Material;

(iii)	are within the actual knowledge of the Buyer Individuals;

(iv)
would have been disclosed to the Buyer had the Buyer conducted searches in respect of GAM, the Seller, the Seller Guarantor, PMI or CSI (Identified Group) of records open to public inspection maintained by:

(A)	ASIC and which are available as a current company extract, or as part of the insolvency notices publication website only in respect of any member of the Identified Group;

(B)	the Australian Financial Security Authority on the PPS Register only in respect of any member of the Identified Group;

(C)	IP Australia only in respect of trade marks, patents and designs in respect of any member of the Identified Group;

(D)	the Department on its “Mineral Titles Online” or “Tengraph” system database only in respect of the Tenements; and

(E)	the High Court of Australia, the Federal Court of Australia, the Supreme Court of Western Australia and the District Court of Western Australia only in respect of any member of the Identified Group, in each case, at the Cut-off Time.

(b)
To the extent any of the Seller Group Warranties are given in relation to facts, matters or circumstances occurring prior to the commencement of the MRL Ownership Period, such Seller Group Warranties are given subject to and are qualified by the Seller's awareness of the relevant matter as at the Execution Date (on the basis that the Seller's awareness of the relevant matter is deemed to include such awareness as the Seller would have had if the Seller had made reasonable enquiries in relation to the matter for a person in the position of the Seller as the owner or Seller of the Sale Interest).

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14.4	No liability
The Seller is not liable to the Buyer for any Claim or Loss under this agreement:

(a)
to the extent that the Claim or Loss would not have arisen but for anything done or not done after Completion by the Buyer or a Related Body Corporate of the Buyer or any person acting, or purporting to act, on behalf of the Buyer or a Related Body Corporate of the Buyer including any failure by the Buyer or a Related Body Corporate of the Buyer after Completion to seek to mitigate its Loss, except to the extent the things done or not done were required by law or a contractual obligation to a third party arising prior to Completion to be done or not done, as the case may be;

(b)	to the extent that the Claim or the Loss would not have arisen but for:

(i)	the enactment or amendment of any legislation or regulations;

(ii)	a change in the judicial or administrative interpretation of the law; or

(iii)	a change in the practice or policy of any Government Agency, after the Execution Date, including legislation, regulations, amendments, interpretation, practice or policy that has a retrospective effect;

(c)
to the extent that the Buyer recovers any amount in respect of the Claim or Loss or from the circumstances out of which the Claim or Loss arises (net of costs of the recovery) from any third party (including under any insurance policy);

(d)
to the extent that the Claim or Loss would not have arisen but for an act, omission, transaction or arrangement carried out by the Seller with the express written approval of the Buyer before Completion; or

(e)	except in relation to any Indemnity, if the Liability for that Claim or Loss is a contingent liability, unless and until the Liability is an actual liability and is due and payable.

14.5	Consequential Loss
Notwithstanding any other provision of this agreement and to the maximum extent permitted by law, neither the Seller or the Buyer is liable for or with respect to any Consequential Loss arising in connection with this agreement, except:

(a)	in the case of fraud of the Seller or the Buyer (as applicable); or

(b)	if a Defaulting Party does not Complete within the period specified in clause 2.6(b) and the Non-Defaulting Party has elected to terminate this agreement in accordance with clause 2.6(c).

14.6	Tax or other benefit
In calculating the Loss of the Buyer in relation to a Claim under, in relation to or arising out of this agreement, there must be taken into account:

(a)
any benefit received by the Buyer or any of its Related Bodies Corporate (including any Tax Relief obtained by the Buyer or any of its Related Bodies Corporate and any amount by which any Tax or Duty for which the Buyer or any of its Related

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Bodies Corporate is liable to be assessed or accountable is reduced or extinguished); and

(b)	any Tax that would be payable in relation to the payment to be made by the Seller to the Buyer in relation to the Loss under this agreement, arising as a result of the subject matter of that Claim.

14.7	Disclaimer
The Buyer acknowledges that, in considering whether or not to make an offer for the Sale Interest and Subscription Shares and in proceeding to engage in due diligence enquiries, it did so on the basis that all the information it received from or on behalf of the Seller concerning the Sale Interest and Subscription Shares (including without limitation the Disclosure Material) expressly excluded any reliance on information given to the Buyer or statements (including resources and reserve estimates) or representations of the Seller (whether verbal or written), other than the Seller Group Warranties. The Buyer acknowledges and represents and warrants to the Seller that:

(a)
in conducting its due diligence and in entering into this agreement and proceeding to Completion, it did not rely and is not relying on any statement (including resources and reserve estimates), representation, warranty, forecast, opinion or statement of belief made by or on behalf of the Seller or its Representatives or on any other conduct engaged in by the Seller or its Representatives, other than the Seller Group Warranties;

(b)
it has read and understood the information fairly disclosed in the Information Memorandum and has had the opportunity to review the materials in the Data Room and otherwise conduct its own due diligence in relation to the Sale Interest and Subscription Shares (including to ask questions in a question and answer facility);

(c)
it understands the risks and uncertainties of the mining industry and the general economic, regulatory and other risks that impact on or could impact on the Sale Interest, and its results, operations, financial position and prospects;

(d)
any estimates (including resources and reserve estimates), budgets or forecasts made, or opinion expressed, in relation to the prospects of the Sale Interest (whether written or oral) were made or expressed to and accepted by the Buyer, and this agreement is entered into, on the basis and condition that, except as provided for in the Seller Group Warranties:

(i)
neither the Seller nor its Representatives have made nor makes any representation or warranty as to the accuracy or completeness of such estimate (including resources and reserve estimates), budget, forecast or expression of opinion or that any such estimate (including resources and reserve estimates), budget, forecast or expression of opinion will be achieved; and

(ii)
neither the Seller nor its Representatives will be liable to the Buyer or its Representatives in the event that, for whatever reason, such estimate (including resources and reserve estimates), budget, forecast or expression of opinion is or becomes inaccurate, incomplete or misleading in any respect; and

(e)
neither the Seller nor its Officers, agents, employees or advisers has made or makes any representation or warranty as to the accuracy or completeness of the disclosures regarding the Sale Interest and Subscription Shares (including, the information, forecasts and statements of intent contained in the Disclosure Material

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or made in management presentations), other than as contained in the Seller Group Warranties

14.8	Exclusion of warranties and statutory actions
The Buyer agrees that:

(a)
any Claim by the Buyer must be based solely on and limited to express provisions of this agreement and, to the maximum extent permitted by law, all terms and conditions that may be implied by law or under statute in any jurisdiction and which are not expressly set out in this agreement are excluded (and to the extent that any terms and conditions of this type cannot be excluded then the Buyer irrevocably waives all rights and remedies that it may have in relation to, and releases the Seller from any terms and conditions of this type); and

(b)
to the maximum extent permitted by law, the Buyer will not make and waives any right it may have to make any Claim against the Seller under the Australian Consumer Law (including sections 4, 18 and 29 of the Australian Consumer Law), the Corporations Act (including section 1041H of that Act), the Australian Securities and Investments Commission Act 2001 (Cth) or the corresponding provision of any other federal, state or territory legislation, or a similar provision under any applicable law, for any act or omission concerning the transactions contemplated by this agreement or for any statement or representation concerning any of those things.

14.9	Notice and time limits on Claims

(a)
The Buyer must notify the Seller in writing of any Claim it has against the Seller under this agreement (including any breach of any Seller Group Warranty), setting out reasonable details of the facts, matters or circumstances giving rise to the Claim and the nature of the Claim as soon as practicable after it becomes aware of it.

(b)
The Buyer may not make, and the Seller is not liable for, any Claim for a breach of a Seller Group Warranty unless full details of the Claim have been notified to the Seller within 15 months after the Completion Date. For the purposes of this clause, the Buyer may give details of a Claim even if that Claim is contingent, or if the Buyer is temporarily prevented from making a Claim under another clause of this agreement.

(c)
A Claim will not be enforceable against the Seller and is to be taken for all purposes to have been withdrawn unless legal proceedings in connection with the Claim are commenced within 12 months after written notice of the Claim is served on the Seller in accordance with clause 14.9(a).

14.10	Minimum amount of Claims
The Seller is not liable for any Claim unless:

(a)	the amount finally agreed or determined to be payable in respect of that Claim or a series of related Claims exceeds US$1,000,000 (each such Claim, a Permitted Claim); and

(b)	the aggregate amount of all such Permitted Claims against the Seller exceeds US$5,000,000,

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in which event the Seller is liable for the full amount of the Permitted Claims, and not just the amount in excess of US$1,000,000 or US$5,000,000 (as applicable).

14.11	Maximum liability

(a)
Subject to clause 14.11(b) the Seller’s total Liability for Loss (in aggregate) arising in respect of all Claims under or in connection with this agreement is limited in aggregate to the amount of 50% of the sum of the Purchase Price and the Subscription Amount.

(b)
The Seller’s total Liability for Loss or damage arising in respect of a breach of a Seller Group Warranty in items 1, 7(a), 7(b), 7(c), 8(a), 8(b), 8(c) and 8(d) of Schedule 2 is limited in aggregate to the sum of the Purchase Price and the Subscription Amount.

14.12	No double recovery
The Buyer is not entitled to recover Loss or obtain payment, reimbursement, restitution or Indemnity more than once in respect of any one Liability or Loss.

14.13	Disclosure regarding Third Party Claims

(a)	The Buyer must notify the Seller if:

(i)	a Third Party Claim is made against the Buyer; or

(ii)	the Buyer becomes aware of any events, matters or circumstances (including any potential threatened Third Party Claim) against the Buyer that may give rise to a Claim against the Seller.

(b)	The Buyer must include in a notice under clause 14.13(a) all relevant details (including the amount) then known to the Buyer of:

(i)	the Third Party Claim; and

(ii)	the events, matters or circumstances giving rise or which may give rise to the Claim (as appropriate).

(c)	The Buyer must also include in a notice given under clause 14.13(a) an extract of:

(i)	any part of a Demand that identifies the Liability or amount to which the Claim relates or other evidence of the amount of the Demand to which the Claim relates; and

(ii)
if available or relevant, any corresponding part of any adjustment sheet or other explanatory material issued by a Government Agency that specifies the basis for the Demand to which the Claim relates or other evidence of that basis.

(d)
The Buyer must provide a copy of any document referred to in clause 14.13(c) to the Seller as soon as practicable and, in any event, within 10 Business Days after the receipt of that document by the Buyer.

(e)	The Buyer must also, on an ongoing basis, keep the Seller informed of all developments in relation to the Claim notified under clause 14.13(a).

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14.14	Conduct in respect of Third Party Claims

(a)	Subject to the Seller first accepting liability for and agreeing to indemnify the Buyer without limit in relation to a Third Party Claim, the Buyer will not:

(i)	accept, compromise or pay;

(ii)	agree to arbitrate, compromise or settle; or

(iii)	make any admission or take any action in relation to,
a Third Party Claim without the Seller’s prior written approval (which must not be unreasonably withheld or delayed).

(b)
Following receipt of a notice in respect of a Claim which arises from or involves a Third Party Claim, the Seller may, by written notice to the Buyer, assume the conduct of the defence of the Third Party Claim.

(c)	If the Seller advises the Buyer that the Seller wishes to assume the conduct of the defence of the Third Party Claim:

(i)
provided that the Seller provides the Buyer with an Indemnity against all Liabilities which the Buyer shall incur or which may result from the Third Party Claim, the Buyer must take all action reasonably requested by the Seller to avoid, contest, compromise or defend the Third Party Claim; and

(ii)	in conducting any proceedings or actions in respect of that Third Party Claim, the Seller must:

(A)	act in good faith;

(B)	liaise with the Buyer in relation to the defence of the Third Party Claim; and

(C)	provide the Buyer with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim.

(d)	If the Seller advises the Buyer that the Seller does not wish to assume the conduct of the defence of the Third Party Claim, then the Buyer must:

(i)	act in good faith;

(ii)	liaise with the Seller in relation to the defence of the Third Party Claim; and

(iii)	provide the Seller with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim.

14.15	Recovery
Where the Buyer is or may be entitled to recover from some other person any sum in respect of any matter or event which could give rise to a Claim, the Buyer must co-operate with the Seller and:

(a)	use all reasonable endeavours to recover that sum before making the Claim;

(b)	keep the Seller at all times fully and promptly informed of the conduct of such recovery; and

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(c)	reduce the amount of the Claim to the extent that sums are recovered.
If the recovery is delayed until after the Claim has been paid by the Seller to the Buyer, the recovered sum will be paid to the Seller to the extent that the Claim would have been reduced under this clause 14.15 had the recovery occurred prior to the payment of the Claim by the Seller and less the costs (including reasonable legal costs and disbursements of the Buyer's lawyers) incurred by the Buyer in relation to the Claim.

14.16	Insured Claim or loss
The Seller will not be liable for any claim under or in relation to or arising out of this agreement including a breach of any Seller Group Warranty to the extent the Buyer has the right to claim under any insurance policy held by the Buyer to cover that claim, unless and until that claim has been denied in whole or partly by the relevant insurer, or if the claim is allowed by the relevant insurer, to the extent the claim is paid by the insurer.

14.17	Duty to mitigate
Each party is under a duty to act reasonably to mitigate its Loss in relation to any Claim and the Seller’s Liability in respect of any breach of any Seller Group Warranty or in respect of an Indemnity will be reduced or extinguished (as the case may be) to the extent that the Buyer has failed to so act.

14.18	Independent limitations
Each qualification and limitation in this clause 14 is to be construed independently of the others and is not limited by any other qualification or limitation.

14.19	Damages only remedy
If any of the Seller Group Warranties are incorrect, untrue or misleading, the Buyer’s only remedy is in damages and the Buyer may not rescind, terminate or revoke the agreement.

14.20	No knowledge of breach
The Buyer:

(a)	has not already formulated an intention to make a Seller Group Warranty Claim; and

(b)	does not presently have actual knowledge (except as disclosed in the Disclosure Material) of any circumstances which it believes may entitle it to make a Claim in respect of a Seller Group Warranty.

15	Buyer Warranties

15.1	Buyer Warranties
The Buyer represents and warrants to the Seller that each of the following statements is true, accurate and complete and not misleading, as at the Execution Date and will be true, accurate and complete and not misleading as at the Completion Date:

(a)	it is duly incorporated and validly exists under the law of its place of incorporation;

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(b)	the execution and delivery of this agreement has been properly authorised by all necessary corporate action of the Buyer;

(c)	it has full corporate power and lawful authority to execute and deliver this agreement and to consummate and perform or cause to be performed its obligations under this agreement;

(d)	this agreement constitutes a legal, valid and binding obligation of the Buyer enforceable in accordance with its terms;

(e)
the execution, delivery and performance by the Buyer of this agreement does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(i)	any provision of the constitution of the Buyer;

(ii)	any material term or provision of any security arrangement (including any Security Interest), undertaking, agreement or agreement to which it is bound;

(iii)	any writ, order or injunction, judgement, or law to which it is a party or is subject or by which it is bound;

(f)	no Insolvency Event has occurred in relation to the Buyer; and

(g)	so far as it is aware, there are no facts, matters or circumstances which give any person the right to apply to liquidate or wind up the Buyer.

15.2	Reliance
The Buyer acknowledges that the Seller has entered into this agreement in reliance on the Buyer Warranties.

15.3	Independent Buyer Warranties
Each Buyer Warranty must be construed independently and is not limited by reference to another Buyer Warranty.

15.4	Survival
The Buyer Warranties survive Completion of this agreement.

16	Seller Guarantor Warranties

16.1	Seller Guarantor Warranties
The Seller Guarantor represents and warrants to the Buyer that each of the following statements is true, accurate and complete and not misleading, as at the Execution Date and will be true, accurate and complete and not misleading as at the Completion Date:

(a)	it is duly incorporated and validly exists under the law of its place of incorporation;

(b)	the execution and delivery of this agreement has been properly authorised by all necessary corporate action of the Seller Guarantor;

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(c)	it has full corporate power and lawful authority to execute and deliver this agreement and to consummate and perform or cause to be performed its obligations under this agreement;

(d)	this agreement constitutes a legal, valid and binding obligation of the Seller Guarantor enforceable in accordance with its terms;

(e)
the execution, delivery and performance by the Seller Guarantor of this agreement does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(i)	any provision of the constitution of the Seller Guarantor;

(ii)	any material term or provision of any security arrangement (including any Security Interest), undertaking, agreement or agreement to which it is bound;

(iii)	any writ, order or injunction, judgement, or law to which it is a party or is subject or by which it is bound;

(f)	no Insolvency Event has occurred in relation to the Seller Guarantor; and

(g)	so far as it is aware, there are no facts, matters or circumstances which give any person the right to apply to liquidate or wind up the Seller Guarantor.

16.2	Reliance
The Seller Guarantor acknowledges that the Buyer has entered into this agreement in reliance on the Seller Guarantor Warranties.

16.3	Independent Seller Guarantor Warranties
Each Seller Guarantor Warranty must be construed independently and is not limited by reference to another Seller Guarantor Warranty.

16.4	Survival
The Seller Guarantor Warranties survive Completion of this agreement.

16.5	Indemnity
The Seller Guarantor indemnifies the Buyer against any Loss which the Buyer may incur to the extent caused by any breach of the Seller Guarantor Warranties.

17	Buyer Guarantor Warranties

17.1	Buyer Guarantor Warranties
The Buyer Guarantor represents and warrants to the Seller that each of the following statements is true, accurate and complete and not misleading, as at the Execution Date and will be true, accurate and complete and not misleading as at the Completion Date:

(a)	it is duly incorporated and validly exists under the law of its place of incorporation;

(b)	the execution and delivery of this agreement has been properly authorised by all necessary corporate action of the Buyer Guarantor;

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(c)	it has full corporate power and lawful authority to execute and deliver this agreement and to consummate and perform or cause to be performed its obligations under this agreement;

(d)	this agreement constitutes a legal, valid and binding obligation of the Buyer Guarantor enforceable in accordance with its terms;

(e)
the execution, delivery and performance by the Buyer Guarantor of this agreement does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(i)	any provision of the constitution of the Buyer Guarantor;

(ii)	any material term or provision of any security arrangement (including any Security Interest), undertaking, agreement or agreement to which it is bound;

(iii)	any writ, order or injunction, judgement, or law to which it is a party or is subject or by which it is bound;

(f)	no Insolvency Event has occurred in relation to the Buyer Guarantor; and

(g)	so far as it is aware, there are no facts, matters or circumstances which give any person the right to apply to liquidate or wind up the Buyer Guarantor.

17.2	Reliance
The Buyer Guarantor acknowledges that the Seller has entered into this agreement in reliance on the Buyer Guarantor Warranties.

17.3	Independent Buyer Guarantor Warranties
Each Buyer Guarantor Warranty must be construed independently and is not limited by reference to another Buyer Guarantor Warranty.

17.4	Survival
The Buyer Guarantor Warranties survive Completion of this agreement.

17.5	Indemnity
The Buyer Guarantor indemnifies the Seller against any Loss which the Seller may incur to the extent caused by any breach of the Buyer Guarantor Warranties.

18	Confidentiality

18.1	Confidentiality obligation
Each party (Information Recipient):

(a)	may use Confidential Information of a Disclosing Party only for the purposes of this agreement and the transactions contemplated by this agreement; and

(b)	must keep confidential all Confidential Information of each Disclosing Party except for disclosures permitted under clause 18.2.

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18.2	Exceptions
Clause 18.1 does not apply to an Information Recipient to the extent that the relevant disclosure or use:

(a)	has the prior written consent of the Disclosing Party;

(b)	is a media announcement in the form agreed between the Buyer and the Seller in accordance with clause 18.4;

(c)
is to its Officers, employees, professional advisers, consultants, financiers and Related Bodies Corporate to whom (and to the extent to which) it is necessary to disclose the information in order to properly perform its obligations under this agreement;

(d)	is necessary to enforce its rights or to defend any Claim or Action under this agreement or for use in legal proceedings regarding this agreement or the transaction contemplated by this agreement;

(e)	is necessary to obtain any consent or approval contemplated by this agreement; or

(f)
is necessary to comply with any applicable law, legal process, any order or rule of any Government Agency, the rules of a recognised stock exchange or in a prospectus or other document with statutory content requirements prepared for a transaction involving a party, after first consulting with the other party to the extent practicable having regard to those obligations about the form and content of the disclosure, and provided that, before disclosure:

(g)
in the case of the Information Recipient's (and their Related Body Corporate's) Officers and employees, those persons have been directed by the Information Recipient to keep confidential all Confidential Information of the Disclosing Party; and

(h)
in the case of other persons (except those disclosures under clauses 18.2(b), 18.2(d), 18.2(e) and 18.2(f)), those persons have agreed in writing with the Information Recipient to comply with substantially the same obligations in respect of Confidential Information of the Disclosing Party as those imposed on the Information Recipient under this agreement,

(each a Direction).

18.3	Information Recipient's obligations
An Information Recipient must:

(a)	ensure that each person to whom it discloses Confidential Information of a Disclosing Party under clause 18.2 complies with its Direction; and

(b)	notify the Disclosing Party of, and take all reasonable steps to prevent or stop, any suspected or actual breach of a Direction.

18.4	Media announcement

(a)	No party may, before or after Completion, make or send a public announcement, communication or circular concerning this agreement or the transactions referred

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to in this agreement unless it has first obtained the written consent of the other party, which consent is not to be unreasonably withheld or delayed.

(b)
Clause 18.4(a) does not apply to a public announcement, communication or circular required by law or the requirements of a regulatory body (including the ASX and any other relevant stock exchange), if the party required to make or send it has, if practicable, first consulted and taken into account the reasonable requirements of the other parties, provided that the party must only disclose such information necessary to comply with the requirements of law or the applicable regulatory body.

18.5	Confidentiality Agreement
The parties acknowledge and agree that the Confidentiality Agreement terminates in accordance with its terms on the Execution Date.

19	Seller Guarantee and indemnity

19.1	Consideration
The Seller Guarantor acknowledges that the Buyer is acting in reliance on the Seller Guarantor incurring obligations and giving rights under this Seller Guarantee.

19.2	Seller Guarantee

(a)
The Seller Guarantor unconditionally and irrevocably guarantees to the Buyer the due and punctual performance by the Seller of all its obligations under this agreement, including each obligation to pay money (the Seller Guaranteed Obligations).

(b)
If the Seller fails to perform the Seller Guaranteed Obligations in full and on time, the Seller Guarantor agrees to comply with the Seller Guaranteed Obligations on demand from the Buyer. A demand may be made whether or not the Buyer has made demand on the Seller.

19.3	Indemnity

(a)	The Seller Guarantor:

(i)
unconditionally and irrevocably indemnifies the Buyer against any Loss or Claim which may be incurred or sustained by the Buyer arising from or in relation to any default or delay by the Seller in the due and punctual performance of any of the Seller Guaranteed Obligations, including any Loss or Claim incurred or sustained by the Buyer arising from or in relation to the enforcement of this Seller Guarantee; and

(ii)	agrees to pay amounts due under this clause 19.3 on demand from the Buyer.

(b)	The Buyer need not incur expense or make payment before enforcing this right of indemnity.

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19.4	Extent of Seller Guarantee and indemnity

(a)	The Seller Guarantor will be responsible to the Buyer in respect of the Seller Guaranteed Obligations in the same manner as if the Seller Guarantor was the Seller under this agreement.

(b)
The rights given to the Buyer pursuant to this Seller Guarantee, and the Seller Guarantor’s liability under it, are not affected by any act, omission or other thing which might otherwise affect it in law or in equity including one or more of the following:

(i)	an Insolvency Event affecting a person or the death of a person;

(ii)	a change in the constitution, membership, or partnership of a person;

(iii)	the partial performance of the Seller Guaranteed Obligations;

(iv)	the Seller Guaranteed Obligations not being enforceable at any time against any person other than the Seller Guarantor;

(v)	the Buyer granting any time or other indulgence or concession to, compounding or compromising with, or wholly or partially releasing the Seller or Seller Guarantor of an obligation;

(vi)	any novation of a right of the Buyer;

(vii)	acquiescence, delay, acts, omissions or mistakes on the part of the Buyer; or

(viii)
the occurrence of any other thing which might otherwise release, discharge or affect the obligations of the Seller Guarantor under this agreement, except to the extent that that thing also releases, discharges or affects the obligations of the Seller to the Buyer.

19.5	Payments
The Seller Guarantor agrees to make payments under this clause 19:

(a)	in full without set-off or counterclaim, and without any deduction in respect of Taxes unless prohibited by law; and

(b)	in the currency in which the payment is due, and otherwise in Australian dollars, in Immediately Available Funds.

19.6	Continuing guarantee and indemnity
This clause 19:

(a)	extends to cover this agreement as amended, varied or replaced, whether with or without the consent of the Seller Guarantor;

(b)	is a principal obligation and is not to be treated as ancillary or collateral to another right or obligation;

(c)
is independent of and not in substitution for or affected by any other security interest or guarantee or other document or agreement which the Buyer may hold concerning the Seller Guaranteed Obligations; and

page | 37

(d)
is a continuing guarantee and indemnity despite any intervening payment, settlement or other thing and extends to all of the Seller’s obligations arising from or in relation to this agreement and, despite Completion, remains in full force and effect for so long as the Seller has any liability or obligation to the Buyer under this agreement and until all of those liabilities or obligations have been fully discharged.

19.7	Enforcement against Seller Guarantor
The Seller Guarantor waives any right it has of first requiring the Buyer to commence proceedings or enforce any other right against the Seller or any other person before claiming from the Seller Guarantor under this Seller Guarantee.

19.8	Limitation
In no event will the Seller Guarantor's Liability under this agreement exceed the amount that would have been recoverable from the Seller in respect of the same subject matter.

20	Buyer Guarantee and indemnity

20.1	Consideration
The Buyer Guarantor acknowledges that the Seller is acting in reliance on the Buyer Guarantor incurring obligations and giving rights under this Buyer Guarantee.

20.2	Buyer Guarantee

(a)
The Buyer Guarantor unconditionally and irrevocably guarantees to the Seller the due and punctual performance by the Buyer of all its obligations under this agreement, including each obligation to pay money (the Buyer Guaranteed Obligations).

(b)
If the Buyer fails to perform the Buyer Guaranteed Obligations in full and on time, the Buyer Guarantor agrees to comply with the Buyer Guaranteed Obligations on demand from the Seller. A demand may be made whether or not the Seller has made demand on the Buyer.

20.3	Indemnity

(a)	The Buyer Guarantor:

(i)
unconditionally and irrevocably indemnifies the Seller against any Loss or Claim which may be incurred or sustained by the Seller arising from or in relation to any default or delay by the Buyer in the due and punctual performance of any of the Buyer Guaranteed Obligations, including any Loss or Claim incurred or sustained by the Seller arising from or in relation to the enforcement of this Buyer Guarantee; and

(ii)	agrees to pay amounts due under this clause 20.3 on demand from the Seller.

(b)	The Seller need incur expense or make payment before enforcing this right of indemnity.

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20.4	Extent of Buyer Guarantee and indemnity

(a)	The Buyer Guarantor will be responsible to the Seller in respect of the Buyer Guaranteed Obligations in the same manner as if the Buyer Guarantor was the Buyer under this agreement.

(b)
The rights given to the Seller pursuant to this Buyer Guarantee, and the Buyer Guarantor’s liability under it, are not affected by any act, omission or other thing which might otherwise affect it in law or in equity including one or more of the following:

(i)	an Insolvency Event affecting a person or the death of a person;

(ii)	a change in the constitution, membership, or partnership of a person;

(iii)	the partial performance of the Buyer Guaranteed Obligations;

(iv)	the Buyer Guaranteed Obligations not being enforceable at any time against any person other than the Buyer Guarantor;

(v)	the Seller granting any time or other indulgence or concession to, compounding or compromising with, or wholly or partially releasing the Buyer or Buyer Guarantor of an obligation;

(vi)	any novation of a right of the Seller;

(vii)	acquiescence, delay, acts, omissions or mistakes on the part of the Seller; or

(viii)
the occurrence of any other thing which might otherwise release, discharge or affect the obligations of the Buyer Guarantor under this agreement, except to the extent that that thing also releases, discharges or affects the obligations of the Buyer to the Seller.

20.5	Payments
The Buyer Guarantor agrees to make payments under this clause 20:

(a)	in full without set-off or counterclaim, and without any deduction in respect of Taxes unless prohibited by law; and

(b)	in the currency in which the payment is due, and otherwise in Australian dollars, in Immediately Available Funds.

20.6	Continuing guarantee and indemnity
This clause 20:

(a)	extends to cover this agreement as amended, varied or replaced, whether with or without the consent of the Buyer Guarantor;

(b)	is a principal obligation and is not to be treated as ancillary or collateral to another right or obligation;

(c)
is independent of and not in substitution for or affected by any other security interest or guarantee or other document or agreement which the Seller may hold concerning the Buyer Guaranteed Obligations; and

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(d)
is a continuing guarantee and indemnity despite any intervening payment, settlement or other thing and extends to all of the Buyer’s obligations arising from in relation to this agreement and, despite Completion, remains in full force and effect for so long as the Buyer has any liability or obligation to the Seller under this agreement and until all of those liabilities or obligations have been fully discharged.

20.7	Enforcement against Buyer Guarantor
The Buyer Guarantor waives any right it has of first requiring the Seller to commence proceedings or enforce any other right against the Buyer or any other person before claiming from the Buyer Guarantor under this Buyer Guarantee.

20.8	Limitation
In no event will the Buyer Guarantor's Liability under this agreement exceed the amount that would have been recoverable from the Buyer in respect of the same subject matter.

21	Dispute resolution

21.1	Dispute Notice

(a)	If a Dispute arises then either party may give to the other party a Dispute Notice.

(b)	Within 14 days after service of a Dispute Notice, the parties’ Representatives must meet at least once and confer in good faith to attempt to resolve the Dispute.

(c)
If the parties' Representatives cannot resolve the Dispute, then each party shall within 21 days after service of a Dispute Notice refer the Dispute to their respective Chief Executive Officers to settle the Dispute. The Chief Executive Officers must meet within 14 days of the Dispute being referred to them (or such longer period agreed in writing) and confer in good faith until such time that they resolve the Dispute.

(d)
If the Chief Executive Officers have met but not resolved the Dispute, or otherwise fail to meet, within 2 months from the date the Dispute was referred to them (or such longer period agreed in writing) either party may commence legal proceedings.

21.2	Continuance of Contract

(a)
Compliance with this clause 21 is a condition precedent to a party being entitled to commence legal proceedings in any court in respect of a Dispute except for proceedings seeking urgent injunctive relief.

(b)	Prior to the resolution of a Dispute, the parties must continue to perform their respective obligations in this agreement insofar as those obligations are not the subject matter of the Dispute.

22	Duty, costs and expenses

22.1	Duty

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Subject to clause 9.1(b), all Duty which may be payable on or in connection with this agreement and any instrument executed under or in connection with or any transaction evidenced by this agreement is payable by the Buyer.

22.2	Costs and expenses
Each party must pay its own costs and expenses of negotiating, preparing, signing, delivering and registering this agreement and any other agreement or document entered into or signed under this agreement (including each novation or assignment agreement or agreement).

22.3	Costs of performance
A party must bear the costs and expenses of performing its obligations under this agreement, unless otherwise provided in this agreement.

23	GST

23.1	Supply of a going concern

(a)
The parties agree that the Supply made by the Seller to the Buyer under this agreement (Business Supply) is a Supply of a Going Concern for the purposes of section 38‑325 of the GST Act and will be treated as being a GST-free Supply such that clause 23.2 does not apply to it.

(b)	The Seller warrants and represents that it:

(i)	will supply to the Buyer all of the things that are necessary for the continued operation of an Enterprise; and

(ii)	will continue to carry on the Enterprise without interruption until and including the Completion Date.

(c)	The Buyer warrants that it is registered or required to be registered for GST under the GST Law as at the Completion Date.

(d)
If there is an assessment by the Commissioner of Taxation that GST is payable on the Business Supply, then clause 23.2 applies to the Business Supply such that an additional amount will be payable on account of GST (Additional Amount), except that:

(i)	any Additional Amount payable under clause 23.2 is payable by the Buyer within 10 Business Days of receipt of a Tax Invoice for the Business Supply; and

(ii)	the Additional Amount must be refunded to the Buyer if the assessment is overturned by the Commissioner of Taxation, a Court or tribunal.

23.2	Taxable Supplies

(a)	Any consideration or amount payable under this agreement, including any non-monetary consideration (as reduced in accordance with clause 23.2(e) if required) (Consideration) is exclusive of GST.

(b)	If GST is or becomes payable on a Supply made under or in connection with this agreement, an Additional Amount is payable by the party providing the

page | 41

Consideration for the Supply (Recipient) equal to the amount of GST payable on that Supply as calculated by the party making the Supply (Supplier) in accordance with the GST Law.

(c)
The Additional Amount payable under clause 23.2(b) is payable without set off, demand or deduction at the same time and in the same manner as the Consideration for the Supply, and the Supplier must provide the Recipient with a Tax Invoice as a pre-condition to payment of the Additional Amount.

(d)
If for any reason (including, without limitation, the occurrence of an Adjustment Event) the amount of GST payable on a Supply made under or in connection with this agreement (taking into account any Decreasing or Increasing Adjustments in relation to the Supply) varies from the Additional Amount payable by the Recipient under clause 23.2(b):

(i)	the Supplier must provide a refund or credit to the Recipient, or the Recipient must pay a further amount to the Supplier, as appropriate;

(ii)	the refund, credit or further amount (as the case may be) will be calculated by the Supplier in accordance with the GST Law; and

(iii)
the Supplier must notify the Recipient of the refund, credit or further amount within 10 Business Days after becoming aware of the variation to the amount of GST payable. Any refund or credit must accompany such notification or the Recipient must pay any further amount within 7 days after receiving such notification, as appropriate. If there is an Adjustment Event in relation to the Supply, the requirement for the Supplier to notify the Recipient will be satisfied by the Supplier issuing to the Recipient an Adjustment Note within 10 Business Days after becoming aware of the occurrence of the Adjustment Event.

(e)	Despite any other provision in this agreement:

(i)
if an amount payable under or in connection with this agreement (whether by way of reimbursement, indemnity or otherwise) is calculated by reference to an amount incurred by a party, whether by way of cost, expense, outlay, disbursement or otherwise (Amount Incurred), the amount payable must be reduced by the amount of any Input Tax Credit to which that party is entitled in respect of that Amount Incurred; and

(ii)	no Additional Amount is payable under clause 23.2(b) in respect of a Supply made under or in connection with this agreement to which section 84-5 of the GST Act applies.

(f)
Any reference in this clause to an Input Tax Credit to which a party is entitled includes an Input Tax Credit arising from a Creditable Acquisition by that party but to which the Representative Member of the GST Group of which that party is a member is entitled.

24	Foreign resident capital gains withholding

24.1	Application of foreign resident capital gains withholding
Clauses 24.3 to 24.6 do not apply if:

(a)	the sale of the Sale Interest and the subscription of the Subscription Shares is a transaction that is excluded under section 14-215(1); or

page | 42

(b)	the Seller gives to the Buyer a Clearance Certificate for a period covering the Completion Date on or before the date that is 5 Business Days before Completion.

24.2	Clearance Certificate given by Seller
If clause 24.1(b) applies, the Buyer acknowledges and agrees that:

(a)	the Buyer is not required to pay a Withholding Amount; and

(b)	the Buyer may not withhold a Withholding Amount from the Purchase Price payable on Completion to the Seller.

24.3	Buyer entitled to withhold
If the Buyer is required to pay an amount to the Commissioner under section 14-200, the Buyer is entitled to withhold from the Purchase Price payable on Completion an amount equal to the Withholding Amount.

24.4	Buyer’s obligation to pay Withholding Amount to the Commissioner
At Completion, the Buyer must either:

(a)	give to the Seller a copy of a receipt showing that the Withholding Amount has been paid to the Commissioner before Completion; or

(b)	produce a cheque, drawn on a Bank, payable to the Commissioner for an amount equal to the Withholding Amount.

24.5	Payment of the Withholding Amount after Completion
If clause 24.4(b) applies, the Buyer must:

(a)	pay the Withholding Amount to the Commissioner, by mailing or delivering the cheque to the Commissioner, before the end of the first Business Day after Completion; and

(b)	provide to the Seller within 2 Business Days after Completion, evidence showing that the Withholding Amount has been paid to the Commissioner.

24.6	Discharge of liability
On the payment of the Withholding Amount to the Commissioner, the Buyer is discharged from all liability to pay the Withholding Amount to the Seller.

24.7	Definitions and interpretation
For the purposes of this clause 24:

(a)	all section references are to those provisions of Schedule 1 to the Taxation Administration Act 1953 (Cth);

(b)	Clearance Certificate means a certificate issued by the Commissioner under section 14-220 that applies to the Seller and is for a period covering the time that the transaction is entered into;

(c)	Commissioner means the Commissioner of Taxation of Australia; and

page | 43

(d)	Withholding Amount means an amount that the Buyer is required to pay to the Commissioner, determined in accordance with section 14-200(3).

25	PPS Act registration

25.1	Protecting interests

(a)	The parties agree to do all things as may be reasonably necessary including:

(i)	providing information and executing or ensuring the execution of documents; and

(ii)	ensuring that relevant third parties do all things reasonably necessary, to protect the interests of a party to this agreement as a result of the application of the PPS Law to this agreement or the transactions the subject of this agreement, including, without limitation to ensure that a PPS Security Interest created under or in connection with this agreement is enforceable, perfected in accordance with the PPS Law and otherwise effective.

(b)
A grantor of a PPS Security Interest under or in connection with this agreement consents to the registration of the PPS Security Interest on any relevant register and any notification made or given in respect of that PPS Security Interest.

25.2	Notices
A party need not give any notice under the PPS Law (including notice of a verification statement) to the other party unless the notice is required by the PPS Law and cannot be excluded.

26	Notices

26.1	General
A notice, demand, certification, process or other communication relating to this agreement must be in writing in English and may be given by an agent of the sender.

26.2	How to give a communication
In addition to any other lawful means, a communication may be given by being:

(a)	personally delivered;

(b)	left at the party’s current delivery address for notices;

(c)	sent to the party’s current postal address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail;

(d)	sent by email to the party’s current email address for notices; or

(e)	sent by such other form of communication as the parties and WLOPL may from time to time agree.

26.3	Particulars for delivery

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(a)	The particulars for delivery of notices are initially:

(i)	in the case of the Seller:
Delivery address:    1 Sleat Road
APPLECROSS, WA 6153
Postal address:    Locked Bag 3, Canning Bridge
APPLECROSS, WA 6153
Email:             simon.rushton@mineralresources.com.au
Attention:        Simon Rushton

(ii)	in the case of the Buyer:

Delivery address:	4350 Congress Street, Suite 700, Charlotte, NC 28209

Postal address:	4350 Congress Street, Suite 700, Charlotte, NC 28209
Email:            Ander.Krupa@albemarle.com
Copy:            Brenda.Mareski@albemarle.com
Attention:        Ander Krupa
Copy:            Brenda Mareski

(iii)	in the case of the Seller Guarantor:
Delivery address:    1 Sleat Road
APPLECROSS, WA 6153
Postal address:    Locked Bag 3, Canning Bridge
APPLECROSS, WA 6153
Email:            simon.rushton@mineralresources.com.au
Attention:        Simon Rushton

(iv)	in the case of the Buyer Guarantor:
Delivery address:    4350 Congress Street, Suite 700, Charlotte, NC 28209
Postal address:    4350 Congress Street, Suite 700, Charlotte, NC 28209
Email:            terry.hammons@albemarle.com
Copy:            Alex.Gutierrez@albemarle.com
Attention:        Terrance Hammons
Copy:         Alejandro Gutierrez

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(b)	Each party may change its particulars for delivery of notices by notice to each other party.

26.4	Communications by post
Subject to clause 26.7, a communication is given if posted:

(a)	within Australia to an Australian postal address, three (3) Business Days after posting; or

(b)	outside of Australia to an Australian postal address or within Australia to an address outside of Australia, ten (10) Business Days after posting.

26.5	Communications by email

(a)	Subject to clause 26.7, a communication is given if sent by email, upon the earlier of:

(i)	the time the sender receives an automated message from the intended recipient’s information system confirming delivery of the email;

(ii)	the time that the email is first opened or read by the intended recipient, or an employee or Officer of the intended recipient; and

(iii)
four (4) hours after the time the email is sent (as recorded on the device from which the sender sent the email) unless the sender receives, within that four (4) hour period, an automated message that the email has not been delivered.

(b)	Despite anything to the contrary in this agreement, a notice given under clause 2.6 must not be given by email.

26.6	Process service
Any process or other document relating to litigation, administrative or arbitral proceedings in relation to this agreement may be served by any method contemplated by this clause 26 or in accordance with any applicable law.

26.7	After hours communications
If a communication is given:

(a)	after 5.00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt, it is taken to have been given at 9.00am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

27	General

27.1	Consents and approvals

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Except as expressly provided in this agreement, a party may conditionally or unconditionally in its absolute discretion give or withhold any consent or approval under this agreement.

27.2	Entire agreement

(a)	This agreement is the entire agreement between the parties about its subject matter and replaces all previous agreements, understandings, representations and warranties about that subject matter.

(b)	Each party represents and warrants that it has not relied on any representations or warranties about the subject matter of this agreement except as expressly provided in this agreement.

27.3	Further assurances
Except as expressly provided in this agreement, each party must, at its own expense, do all things reasonably necessary to give full effect to this agreement and the matters contemplated by it.

27.4	Rights cumulative
Except as expressly provided in this agreement, the rights of a party under this agreement are cumulative and are in addition to any other rights of that party.

27.5	Survival and merger

(a)	No term of this agreement merges on completion of any transaction contemplated by this agreement.

(b)	Clauses 18, 22, 23, 26 and 27 survive termination or expiry of this agreement together with any other term which by its nature is intended to do so.

27.6	Variation
No variation of this agreement is effective unless made in writing and signed by each party.

27.7	Waiver

(a)
No waiver of a right or remedy under this agreement is effective unless it is in writing and signed by the party granting it. It is only effective in the specific instance and for the specific purpose for which it is granted.

(b)	A single or partial exercise of a right or remedy under this agreement does not prevent a further exercise of that or of any other right or remedy.

(c)	Failure to exercise or delay in exercising a right or remedy under this agreement does not operate as a waiver or prevent further exercise of that or any other right or remedy.

27.8	Governing law

(a)	This agreement is governed by the laws of Western Australia.

page | 47

(b)
Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Western Australia including, for the avoidance of doubt, the Federal Court of Australia sitting in Western Australia.

27.9	Counterparts
This agreement may be executed in any number of counterparts and all counterparts taken together constitute one document.

27.10	Default interest

(a)	If a party fails to pay any amount payable under this agreement on the due date for payment, that party must pay interest on the amount unpaid at the higher of:

(i)	the Interest Rate; or

(ii)	the rate of interest per annum (if any) fixed or payable under any judgment or other thing into which the liability to pay the amount becomes merged.

(b)	The interest payable under clause 27.10(a):

(i)
accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the amount becomes merged; and

(ii)	may be capitalised by the person to whom it is payable at monthly intervals.

(c)	The right to require payment of interest under this clause is without prejudice to any other rights the non-defaulting party may have against the defaulting party at law or in equity.

27.11	Interest payable on overdue amounts
If any party fails to pay the whole or part of any amount payable under this agreement on or before the due date, such defaulting party must, on demand, pay to the party entitled to receive payment interest on such unpaid amount at the Interest Rate calculated on daily balances, and capitalised monthly, from (and including) the due date for payment to (but excluding) the date of actual payment.

27.12	Invalidity

(a)	If a provision of this agreement or a right or remedy of a party under this agreement is invalid or unenforceable in a particular jurisdiction:

(i)	it is read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(ii)	it does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions in any jurisdiction.

(b)	This clause is not limited by any other provision of this agreement in relation to severability, prohibition or enforceability.

27.13	Operation of indemnities

page | 48

(a)	Each Indemnity contained in this agreement is an additional, separate and independent obligation and no one Indemnity limits the generality of another Indemnity.

(b)	Each Indemnity contained in this agreement survives Completion under this agreement.

27.14	Payments
A payment which is required to be made under this agreement must be in cash or by bank cheque or in other Immediately Available Funds and in Australian dollars.

27.15	Relationship
Except as expressly provided in this agreement:

(a)	nothing in this agreement is intended to constitute a relationship of employment, trust, agency or partnership or any other fiduciary relationship between the parties; and

(b)	no party has authority to bind any other party.

27.16	Assignment, novation and other dealings

(a)
Subject to clause 27.16(b), a party must not assign or novate this agreement or otherwise deal with the benefit of it or a right under it, or purport to do so, without the prior written consent of each other party which consent may be withheld at the absolute discretion of the party from whom consent is sought.

(b)	Clause 27.16(a) does not apply to any benefit or right under a Transaction Document from Completion.

27.17	Third party rights
Except as expressly provided in this agreement:

(a)	each person who executes this agreement does so solely in its own legal capacity and not as agent or trustee for or a partner of any other person; and

(b)	only those persons who execute this agreement have a right or benefit under it.

page | 49

Schedule 1	Dictionary

1	Dictionary
In this agreement:
Accounting Standards means:

(a)	the accounting standards applicable for the purposes of the Corporations Act;

(b)	the requirements of the Corporations Act for the preparation and content of financial statements, directors' reports and auditor's reports; and

(c)
generally accepted and consistently applied accounting principles and practices in Australia (including Australian International Financial Reporting Standards), except those inconsistent with the standards of requirements referred to in paragraphs (a) or (b).

Action means an action, dispute, Claim, investigation, inquiry, prosecution, litigation, proceeding, arbitration, mediation or dispute resolution process.
Additional Amount has the same meaning as it does in clause 23.1(d) or 23.2(b) (as appropriate).
Amount Incurred has the same meaning as it does in clause 23.2(e)(i).
Approvals means any licence, consent, approval, permit, registration, accreditation, certification or other authorisation (or any variations thereof) given or issued by any Government Agency or any other person held by the Seller which relates to the Sale Interest or the Project and which is capable of being assigned to the Buyer or WLOPL (as applicable), including those specified in Schedule 10.
Anti-Monopoly Law means the Anti-Monopoly Law of the People's Republic of China.
Assigned Tenements means:

(a)	the mining tenements specified in Part 2 of Schedule 3; and

(b)	to the extent that they are held by the Seller, any renewals, conversions, amalgamations or substitutions of the mining tenements referred to in paragraph (a).
Associate has the meaning given to that term by sections 10 to 17 of the Corporations Act.
Associated Rights means:

(a)	a perpetual, royalty-free license to use and benefit from all Intellectual Property Rights in connection with the Project; and

(b)
the benefit of any contracts (whether written or oral) between the Seller and the provider of the Mining Information for production of that information, including any actual or implied warranties as to the accuracy of that information.

Atlas means Atlas Iron Limited ACN 110 396 168.

Schedule 1 – Dictionary | page | 50

Atlas Exit Agreement means the exit agreement – Wodgina dated 13 April 2017 between the Seller and Atlas.
ASX means ASX Limited (ABN 98 008 624 691).
Australian Consumer Law means Schedule 2 of the Competition and Consumer Act 2010 (Cth).
Business Day means a day on which banks are open for business excluding Saturdays, Sundays and public holidays in Perth, Western Australia.
Business Supply has the same meaning as it does in clause 23.1(a).
Buyer Group means the Buyer and Buyer Guarantor.
Buyer Guarantee means the guarantee and indemnity in clause 20.
Buyer Guaranteed Obligations has the meaning given in clause 20.2(a).
Buyer Guarantor Warranties means the representations and warranties set out in clause 17.1.
Buyer Individuals means:

(a)	Jeffrey Bachrach;

(b)	Kraig Houser;

(c)	Alex Gutierrez;

(d)	Matt Lynch;

(e)	Clint Parham;

(f)	Andrew Purvis;

(g)	Edward Tatum;

(h)	Brian Tessin; and

(i)	Chris Yandell.
Buyer Warranties means the representations and warranties set out in clause 15.1.
Called Sum has the meaning given in the JVA.
CCC Handover has the meaning given in clause 5.2(a).
Chargee’s Priority Deed means a chargee's priority deed as defined in in the JVA, to be entered into between the Seller, the Buyer, WLOPL and the Security Trustee in the form scheduled as Attachment E.
Claim means any allegation, debt, cause of action, Liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise.

Schedule 1 – Dictionary | page | 51

Commercial Terms Agreement means the agreement of that name between the Buyer and the Seller entered into on or around the date of this agreement which sets out the commercial terms agreed between the Buyer and the Seller in relation to certain of the Transaction Documents.
Commissioned means, in respect of each item of Incomplete Infrastructure:

(a)	the infrastructure being ready for use, having all necessary approvals and not requiring any further construction steps; and

(b)	the 'Requirements for Commissioning' set out in Schedule 5 being satisfied in respect of that item of Incomplete Infrastructure.
Completed Infrastructure means the assets described in Schedule 4.
Completion means completion of the sale and purchase of the Sale Interest and the allotment of the Subscription Shares under clause 7.
Completion Adjustment means the amount determined in accordance with clause Schedule 13.
Completion Adjustment Dispute Statement has the meaning given in clause 8.2(d).
Completion Date means the date which is 5 Business Days after the last of the Conditions are satisfied or waived in accordance with clause 2 or such other date as the parties may agree in writing.
Completion Statement has the meaning given in clause 8.2(a).
Concentrate means spodumene concentrate derived from Ore.
Condition means a condition precedent set out in clause 2.1.
Conditions Precedent Date means 15 June 2019, subject to extension under clause 2.3, or such other date as the parties may agree in writing.
Confidential Information of a party (Disclosing Party) means:

(a)	the nature and existence of this agreement and the terms of this agreement, its schedules and annexures; and

(b)
all information treated by the Disclosing Party as confidential and disclosed by the Disclosing Party to another party or of which another party becomes aware, whether before or after the Execution Date, except information:

(i)	another party creates (whether alone or jointly with any third person) independently of the Disclosing Party;

(ii)	which was lawfully obtained by a party before the Discloser disclosed it to the Recipient;

(iii)	which is received in good faith by a party from a third party entitled to disclose it; or

(iv)	is public knowledge (otherwise than as a result of a breach of confidentiality by another party or any of its permitted disclosees).

Schedule 1 – Dictionary | page | 52

Confidentiality Agreement means the confidentiality deed between Albemarle Lithium Pty Ltd and Mineral Resources Limited dated 30 July 2018.
Consideration has the same meaning as it does in clause 23.2(a).
Consequential Loss means loss of revenue, loss of profit, loss or denial of opportunity, loss of access to markets or market share, loss of goodwill, loss of business reputation, loss of use of capital, increased overhead costs and whether arising in contract, tort (including negligence), equity or under statute.
Construction Equipment means all plant, assets and equipment used exclusively in connection with the construction of the Incomplete Infrastructure (but not operation of that infrastructure once complete), including any mobile vehicles and equipment used for such construction and which is not expressly defined as Mobile Equipment.
Consumables means oil, diesel, greases, lubricants, hydraulic fluids, cleaning products, explosives and all other consumables used in connection with the Project immediately prior to Completion.
Contracted Product means the Product located in the Stockpiles or in transit that is, as at 9am on the Completion Date, subject to an existing spot offtake arrangement entered into in accordance with clause 6.3(o).
Corporations Act means Corporations Act 2001 (Cth).
Counterparty means a counterparty to a Third Party Agreement.
CSI means Crushing Services International Pty Ltd (ACN 069 303 377).
Cut-off Time means 10.00am (Perth time) on 12 December 2018.
Data Room means the Project Lion online data room located at https://dataroom.ansarada.com/project.lion.dr, maintained by or on behalf of the Seller and made available to the Buyer and its Representatives.
Data Room Index means the index attached to the Disclosure Letter.
Data Room Information means:

(a)	the information and documents made available to the Buyer and its Representatives on or before the Cut-off Time in the Data Room as listed in the Data Room Index; and

(b)
the written answers or written confirmations provided to the Buyer or its Representatives in the Data Room as attached to the Disclosure Letter on or before the Cut-off Time in response to requests for information.

Deed of Assignment and Assumption means each deed of assignment and assumption, deed of covenant or deed of novation required by the terms of each Third Party Agreement, and otherwise in the form reasonably required by the Seller and the Buyer, to effect the transfer to the Buyer of the rights, interests, liabilities and obligations of the Seller, to the extent of the Sale Interest on a several and not joint and several basis.
Deed of Cross Security has the meaning given in the JVA and scheduled as Attachment D.

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Defaulting Party has the meaning given in clause 2.6(b).
Demand means a written notice of, or demand for, an amount payable or a written notice by a third party in relation to a Third Party Claim.
Department means the Department of Mines, Industry Regulation and Safety for the State of Western Australia or such other body, department or instrumentality responsible for administration of the Mining Act and the Petroleum Pipelines Act (as applicable) from time to time and includes any registrar or warden.
Disclosure Letter means the letter from the Seller addressed to the Buyer and dated and delivered to it prior to the execution of this agreement, disclosing matters in relation to the Seller Group Warranties, in the form agreed between the Seller and the Buyer and includes all of its schedules and annexures (as relevant).
Disclosure Material means the written information relating to the Sale Interest and the Subscription Shares provided to the Buyer prior to the Execution Date, comprising:

(a)	the Information Memorandum;

(b)
all written information and data provided or communicated to a Buyer Individual (whether by electronic mail, portable electronic advice or in any other manner) by Representatives of the Seller (directly or indirectly) prior to the Cut-off Time;

(c)	the Disclosure Letter;

(d)	this agreement, including the schedules and annexures thereto, and all documents referred to therein; and

(e)	the Data Room Information.
Dispute means any matter in dispute between the parties in connection with this agreement.
Dispute Notice means a written notice from one party to another regarding a Dispute, which includes the following details:

(a)	the party's position in respect of the Dispute;

(b)	the facts on which the party relies in support of its position;

(c)	the contractual or common law basis for the party's position; and

(d)	the remedy sought by the party.
Duty means any stamp, transfer, transaction or registration duty or similar charge imposed by any Government Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them, but excludes any Tax or Royalty.
Economic Effective Date means the date on which the first train of the Processing Plant has been Commissioned.
Employee means any employee of the Seller and any person who becomes an employee of the Seller between the date of this agreement and Completion and who, in either case, remains employed by the Seller immediately before Completion.
Environment means components of the earth including:

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(a)	land, air and water;

(b)	any layer of the atmosphere;

(c)	any organic or inorganic matter and any living organism; and

(d)	human-made or modified structures and areas and includes interacting natural ecosystems that include any components of the kind referred to in paragraphs (a) to (c) of this definition.
Environmental Law means a provision of law, or a law, which relates to:

(a)	any aspect of the Environment; and

(b)	the use of substances or conduct which may harm the Environment or be hazardous or otherwise harmful to human health, in each case in relation to activities on the Tenements or the Petroleum Pipeline Licences.
Equipment Leases means the equipment leases, hire purchase agreements, conditional purchase agreements and other hiring arrangements entered into by the Seller in relation to the Mobile Equipment.
Excluded Assets means:

(a)	the Contracted Product;

(b)	the Old Crusher;

(c)	the New Crusher;

(d)	the Excluded Infrastructure;

(e)	the Construction Equipment;

(f)	the Iron Ore Rights; and

(g)	the GAMG Assets.
Excluded Infrastructure means the plant, equipment, machinery, facilities and other infrastructure owned by a third party that is leased, hired or otherwise used in the Project that is set out in Schedule 6.
Execution Date means the date that the last party executes this agreement.
Extension Notice has the meaning given to that term in clause 2.3(a).
FATA means Foreign Acquisitions and Takeovers Act 1975 (Cth).
Final Conditions Precedent Date means 15 December 2019.
GAM means Global Advanced Metals Pty Ltd (ACN 139 987 465).
GAM Sale Agreement means the asset sale agreement dated 27 June 2016 between GAMW, GAM, the Seller Guarantor and the Seller.

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GAMG means Global Advanced Metals Greenbushes Pty Ltd (ACN 125 585 284).
GAMG Assets means the Tantalum Rights and the Tantalum Assets.
GAMG Mineral Rights Agreement means the document entitled ‘Mineral Rights Agreement’ originally between GAMW, GAMG and GAM dated 8 September 2016, as subsequently amended and assigned.
GAMW means Global Advanced Metals Wodgina Pty Ltd (ACN 125 585 239), formerly Talison Wodgina Pty Ltd.
Government Agency means a government or governmental, semi‑governmental, legislative, administrative, fiscal, quasi-judicial or judicial entity, authority, department, commission, authority, tribunal, agency or entity or other body, whether foreign, federal, state, territorial or local (including any self-regulatory organisation established under statute or any recognised stock exchange).
GST means goods and services tax, or a similar value added tax, levied or imposed in Australia under the GST Law.
GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).
GST Law has the meaning given to it in the GST Act.
Immediately Available Funds means cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account.
Incomplete Infrastructure means the facilities, installations and assets specified in Schedule 5, other than the Tantalum Assets.
Indemnity means an indemnity given under this agreement.
Information Memorandum means the information memorandum in relation to the Wodgina investment opportunity prepared and issued by the Seller dated July 2018 (including any supplement to it or replacement of it).
Information Recipient has the meaning given in clause 18.1.
Initial Mine Plan and Budget has the meaning given in clause 6.4(d).
Insolvency Event means the occurrence of any one or more of the following events in relation to any person:

(a)
an application is made to a court for an order, or an order is made, that it be wound up, declared bankrupt or that a provisional liquidator or receiver or receiver and manager be appointed, and the application is not withdrawn, struck out or dismissed within 15 Business Days of it being made;

(b)	a liquidator or provisional liquidator is appointed;

(c)	an administrator is appointed to it under sections 436A, 436B or 436C of the Corporations Act;

(d)	a Controller (as defined in section 9 of the Corporations Act) is appointed to it or any of its Sale Interest;

(e)	a receiver is appointed to it or any of its Sale Interest;

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(f)
it enters into an arrangement or composition with one or more of its creditors, or an assignment for the benefit of one or more of its creditors, in each case other than to carry out a reconstruction or amalgamation while solvent;

(g)	it proposes a winding-up, dissolution or reorganisation, moratorium, agreement of company arrangement or other administration involving one or more of its creditors;

(h)
it is insolvent as disclosed in its accounts or otherwise, states that it is insolvent, is presumed to be insolvent under an applicable law (including under sub-section 459C(2) or section 585 of the Corporations Act) or otherwise is, or states that it is, unable to pay all its debts as and when they become due and payable;

(i)	it is taken to have failed to comply with a statutory demand as a result of sub-section 459F(1) of the Corporations Act;

(j)	a notice is issued under sections 601AA or 601AB of the Corporations Act and not withdrawn or dismissed within 15 Business Days;

(k)	a writ of execution is levied against it or its property which is not dismissed within 15 Business Days;

(l)	it ceases to carry on business or threatens to do so, other than for reorganisation or restructuring in accordance with the terms of this agreement; or

(m)	anything occurs under the law of any jurisdiction which has a substantially similar effect to any of the events set out in the above paragraphs of this definition.
Insurances has the meaning given in warranty 13.1 of Schedule 2.
Interest Rate means, for any day in a calendar month, the annual interest rate that is the sum of 3% and the “Cash Rate Target” quoted by the Reserve Bank of Australia on its public website for the last trading day of the previous calendar month.
Intellectual Property Rights means all intellectual property and proprietary rights (whether registered or unregistered) including any confidential information, trade secrets, copyright, letters patent, trade marks, service marks, trade names, designs, business names or other similar industrial, commercial or intellectual property rights, used in connection with the Project Assets.
Interim Period means the period from (and including) the Execution Date up to Completion or the earlier termination of this agreement.
Iron Ore means iron ore and any by-product that is directly associated with the form of iron ore mineralogy.
Iron Ore Rights means the right to explore for, mine or otherwise benefit from Iron Ore in the Tenements, whether arising under:

(a)	any Third Party Agreement; or

(b)	the terms of grant of the Tenements, including any right to apply for a variation to such terms to include the right to explore or mine for Iron Ore.
JVA means the unincorporated joint venture agreement between the Seller, the Buyer and WLOPL in relation to the Project substantially in the form set out in Attachment A.

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Key Third Party Agreements means the Third Party Agreements numbered 4, 7, 15, 23, 25, 28, 36, 37, 38 and 39 in Schedule 7.
Liability means any Claims, liability, obligation, debts, losses, charges, expenses, costs, outgoings, payments and damages of any kind and however arising (whether actual, contingent or prospective), including for any Loss irrespective of when the acts, events or things giving rise to the liability occurred and those the amount of which for the time being is not ascertained or ascertainable.
Life of Mine has the meaning given in the JVA.
Loss means any cost, damages, debt, expense, liability or loss and includes Taxes and Duties.
Mine Development Plan means the mine development plan in relation to the Project in the form set out in Attachment B.
Minerals means all naturally occurring substances on or under the surface of the land that is the subject of the Tenements.
Mining Act means the Mining Act 1978 (WA).
Mining Information means all technical information in the possession or control of the Seller or its Related Bodies Corporate relating to the Tenements including (without limitation) geological, geochemical and geophysical maps and reports, surveys, mosaics, aerial photographs, electromagnetic tapes, electromagnetic or optical disks, sketches, drawings, memoranda, samples, drill cores, drill logs, drill pulp, logs of drill cores, assay results, maps and plans, whether in physical, written or electronic form, but excluding data or information that relates in part to tenements other than the Tenements (except where it is reasonably practicable for the Seller to extract such information as relates only to the Tenements).
Mining Tenements means:

(a)	the mining tenements specified in Part 1 of Schedule 3; and

(b)	to the extent that they are held by the Seller, any renewals, conversions, amalgamations or substitutions of the mining tenements referred to in paragraph (a).
Minister means the Minister of the Crown in the right of the State of Western Australia responsible for the administration of the Mining Act and the Petroleum Pipelines Act (as applicable) from time to time.
Mobile Equipment means all heavy mobile and ancillary equipment (including tooling) which are listed in Schedule 8.
MRL Ownership Period means the period from 9 September 2016 to Completion.
New Crusher means the crusher that as of the date of this agreement is in the process of being built, and will be owned and operated by the Seller Guarantor or a Related Body Corporate of the Seller Guarantor for the benefit of the parties under the JVA pursuant to the contract referred to in paragraph (c) of the definition of Transaction Documents.
Non-Defaulting Party has the meaning given in clause 2.6(b).

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Non-Transferring Approvals means any licence, consent, approval, permit, registration, accreditation, certification or other authorisation (or any variations thereof) given or issued by any Government Agency or any other person held by the Seller which relates to the Sale Interest and which is not capable of being assigned to the Buyer or WLOPL (as applicable), including those specified in Schedule 11.
Officer means, in relation to a body corporate, a director or company secretary assistant secretary, chief executive officer, chief financial officer, general manager or other officer of that body corporate.
Old Crusher means the crusher owned by the Seller Guarantor that was previously built and has been operated at the Project prior to the Execution Date.
Operational Spares Plan means the 'Wodgina Benefication Plant Operational Spares First Fill Requirements', as attached to the Disclosure Letter.
Ordinary Share means an ordinary share in the capital of WLOPL that carries both the economic and voting rights of an ordinary share.
Ore means the ore derived from the Project.
Parent Guarantee means the parent guarantee between the Seller, the Seller’s Guarantor, the Buyer, the Buyer’s Guarantor and WLOPL in relation to the guarantee of obligations under the JVA in the form set out in Attachment C.
Permitted Security Interest means the permitted security interests specified in Schedule 9.
Petroleum Pipeline Licences means petroleum pipeline licences PL 55, PL 56 and PL 116 granted under the Petroleum Pipelines Act which are held by the Seller and any renewals, conversions, amalgamations or substitutions of those petroleum pipeline licences.
Petroleum Pipelines Act means the Petroleum Pipelines Act 1969 (WA).
PMI means Process Minerals International Pty Ltd ACN 063 988 894.
PPS Act means the Personal Property Securities Act 2009 (Cth).
PPS Law means:

(a)	the PPS Act;

(b)	any regulations made at any time under the PPS Act;

(c)	any legislative instrument made at any time under the PPS Act;

(d)	any amendment to any of the above, made at any time; or

(e)	any amendment made at any time to any other legislation as a consequence of a PPS Law referred to in paragraphs (a) to (d).
PPS Register means the Personal Property Securities Register established under the PPS Act.
PPS Security Interest means a security interest as defined in the PPS Act.

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Processing Plant means the components of plant and other infrastructure described under the heading “Processing Plant” in Schedule 5.
Product means Concentrate.
Project means the project to develop and operate, in accordance with this agreement and the Transaction Documents, the mine site known as the Wodgina Lithium mine site, located in the Pilbara region of Western Australia and situated on the Tenements.
Project Assets means the Completed Infrastructure, the Incomplete Infrastructure and the Mobile Equipment (but excluding the Excluded Assets).
Purchase Price means US$1.15 billion.
Recipient has the meaning given in clause 23.2(b).
Records means the Mining Information and (to the extent in the possession or control of the Seller and WLOPL) all original and copy records, documents, books, files, reports, accounts and plans including (without limitation) certificates of registration, minute books, statutory books and registers, books of account, originals of any tenement instruments held by the Seller and WLOPL, in each case, belonging to any or all of the Seller and WLOPL.
Related Body Corporate has the meaning given to that term in the Corporations Act.
Representatives means, in relation to a person, that person’s Officers, employees, agents, professional advisers (including legal advisers) or financiers or any other person acting on behalf of that person in relation to the transactions contemplated by this agreement.
Retained Liabilities has the meaning given in clause 11.3.
Rights includes rights, benefits, powers, privileges, authorities, discretions, remedies and immunities, whether actual, prospective or contingent and, when used in respect of any item of property, includes all the relevant party’s right, title and interest in and to that property.
Royalty means any royalty payable to a Government Agency in relation to the mining or extraction of minerals, and includes any penalty or interest payable to a Government Agency in relation to such royalties, but excludes Duty and Tax.
Sale Interest means a 50% legal and beneficial interest as tenant in common in:

(a)	the Tenements;

(b)	the Mining Information;

(c)	the Approvals;

(d)	the Project Assets;

(e)	the Consumables and Spares;

(f)	the Third Party Agreements (subject to any exclusions identified in this agreement and to the extent that they relate to the Tenements only);

(g)	the Petroleum Pipeline Licences;

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(h)	the Stockpiles (but excluding Contracted Product); and

(i)	the Associated Rights,
but excludes the Excluded Assets.
SAMR means the State Administration of Market Regulation of the People’s Republic of China.
Secured Party has the meaning given under section 10 of the PPS Act.
Security Interest means:

(a)
any third party rights or interests including a mortgage, bill of sale, charge, lien, pledge, trust, encumbrance, power or title retention arrangement, right of set off, assignment of income, garnishee order, monetary claim, flawed deposit arrangement or any other arrangement having a similar effect; and

(b)	a PPS Security Interest,

(c)	and includes any agreement to create any of them or allow them to exist.
Security Trustee means National Australia Bank Limited ACN 004 044 937 of Level 25, 255 George Street, Sydney, New South Wales.
Security Trustee Security means the general security deed granted by the Seller in favour of the Security Trustee.
Seller Group means the Seller and Seller Guarantor.
Seller Group Warranty means the warranties in Schedule 2.
Seller Guarantee means the guarantee and indemnity in clause 19.
Seller Guaranteed Obligations has the meaning given in clause 19.2(a).
Seller Guarantor Warranties means the representations and warranties set out in clause 16.1.
Stockpiles means all Ore and Product held in the Wodgina stockpiles and stockyards and in the New Crusher, Old Crusher or Processing Plant at the Completion Date by or on behalf of the Seller.
Spares means spare parts that the Seller holds in connection with the Project Assets to ensure the continuous, efficient and safe operation of the Project Assets.
Subscription Amount means $50.
Subscription Shares means that number of Ordinary Shares equal to the number of Ordinary Shares on issue at the time of the subscription referred to in clause 3.
Superannuation Commitment means any obligation, liability or duty to make any payment to any person in respect of any superannuation or retirement benefits or pensions that are or may be provided to any present or former employees of the Seller or their respective dependants or any present or former contractors of the Seller that are deemed to be employees.

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Supplier has the same meaning as it does in clause 23.2(b).
Tantalum means tantalum pentoxide (Ta2O5) and tantalum pentoxide bearing ore.
Tantalum Assets means the assets known as the ‘tantalum circuit’ forming part of the Processing Plant and owned by GAMG pursuant to the Tantalum Circuit Installation and Processing Agreement dated 9 September 2016 between the Seller, the Seller Guarantor, GAM and GAMG.
Tantalum Rights means the rights to Tantalum retained by GAMG in relation to certain of the Mining Tenements pursuant to the GAMG Mineral Rights Agreement.
Tax means a tax, levy, charge, impost, fee, deduction, compulsory loan or withholding any nature, including, without limitation, any goods and services tax (including GST), value added tax or consumption tax, which is assessed, levied, imposed or collected by a Government Agency, except where the context requires otherwise. This includes, but is not limited to, any interest, fine, penalty, charge, fee or other amount imposed in addition to those amounts, but excludes any Duty and Royalty.
Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth), as the context requires.
Tax Relief means any relief, allowance, exemption, exclusion, set-off, deduction, loss, rebate, refund, right to repayment or credit granted or available in respect of a Tax or Duty under any law.
Tenement Applications means:

(a)	the mining tenement applications specified in Part 3 of Schedule 3 and those applications once granted;

(b)	to the extent that they are held by the Seller, any renewals, conversions, amalgamations or substitutions of the mining tenements referred to in paragraph (a); and

(c)	any mining tenement applications relating to the Project during the Interim Period and those applications once granted.
Tenements means:

(a)	the Mining Tenements;

(b)	the Assigned Tenements; and

(c)	the Tenement Applications.
Third Party means a person that is not a party or an Associate of a party.
Third Party Agreement means the Equipment Leases, each of the agreements specified in Schedule 7 and any additional agreements entered into by the Seller in respect of the Project in the ordinary course of business and in accordance with this agreement during the Interim Period.
Third Party Claim means any Claim brought by a person or entity (other than the Seller or the Buyer) which may give rise, or otherwise relates, to a Claim by the Buyer against the Seller.

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Title Agreements means the Third Party Agreements numbered 34 and 35 in Schedule 7.
Transaction Documents means, collectively:

(a)	the JVA;

(b)	the Deed of Cross Security;

(c)	the Chargee's Priority Deed;

(d)	the Commercial Terms Agreement;

(e)
the crushing contract for the provision of crushing, mining and processing services between WLOPL, CSI and the Seller Guarantor, to be entered into substantially on the terms described in the Commercial Terms Agreement;

(f)
the camp and accommodation contract for the provision of operating and maintenance services for the camp and airport between WLOPL, PMI and the Seller Guarantor, to be entered into substantially on the terms described in the Commercial Terms Agreement;

(g)
the logistics contract for the provision of haulage, port, loading and shipping services between the Seller, the Buyer, PMI and the Seller Guarantor, to be entered into substantially on the terms described in the Commercial Terms Agreement;

(h)
the marketing agreement for the provision of marketing services for the Product between the Seller and Albemarle US, Inc, to be entered into substantially on the terms described in the Commercial Terms Agreement;

(i)
the intellectual property licensing agreement for the licensing of intellectual property to the Project between the Seller, the Buyer, WLOPL and Albemarle US, Inc., to be entered into substantially on the terms described in the Commercial Terms Agreement;

(j)	the Parent Guarantee;

(k)	the WLOPL Shareholders Agreement

(l)	the WLOPL Constitution; and

(m)	any other agreement the parties agree is a Transaction Document for the purposes of this agreement.
Transfer Instruments means the instruments of transfer in registrable form (subject to stamping) which effect or record the transfer from the Seller to the Buyer of a 50% interest in each Tenement and each Petroleum Pipeline Licence.
Transferring Employee means any Employee who, by Completion or within 3 months of the Completion Date, has accepted an offer of employment from WLOPL.
Treasurer means the Treasurer of the Commonwealth of Australia.
Ultimate Holding Company has the meaning given to that term in section 9 of the Corporations Act.

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WLOPL means Wodgina Lithium Operations Pty Ltd, being a proprietary company to be registered with that name under the Corporations Act as required under clause 3.1 of this agreement.
WLOPL Constitution means the constitution governing WLOPL in the form agreed between the parties and initialled for identification.
WLOPL Shareholders Agreement means the shareholders agreement between WLOPL, the Seller and the Buyer in the form agreed between the parties and initialled for identification.

2	Interpretation
In this agreement headings are for convenience only and do not affect the interpretation of this agreement and the following rules of interpretation apply unless the contrary intention appears:

(a)	the singular includes the plural and vice versa;

(b)	words that are gender neutral or gender specific include each gender;

(c)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(d)	the words 'such as', 'including', 'particularly' and similar expressions are not used as, nor are intended to be, interpreted as words of limitation;

(e)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)	a thing (including, but not limited to, a chose in action or other right) includes a part of that thing, unless the context denotes otherwise;

(iii)	a party includes its successors and permitted assigns;

(iv)	a document includes all amendments or supplements to that document;

(v)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this agreement;

(vi)	this agreement includes all schedules and attachments to it;

(vii)
a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity and is a reference to that law as amended, consolidated or replaced;

(viii)	an agreement includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(ix)	unless expressly stated otherwise in this agreement, a monetary amount is in Australian dollars;

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(f)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(g)	in determining the time of day, where relevant to this agreement, the relevant time of day is:

(i)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(ii)	for any other purpose under this agreement, the time of day in the place where the party required to perform an obligation is located;

(h)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any part of it; and

(i)
a reference to so far as the Seller is aware, or words to that effect, in relation to a fact, matter or circumstance is to the actual knowledge of any of the following persons as at the Execution Date having made due and proper enquiries prior to 5.00 pm on the day prior to the Execution Date:

(i)	Chris Ellison;

(ii)	Mark Wilson;

(iii)	Simon Rushton;

(iv)	Tim Williams;

(v)	Mark Mitchell;

(vi)	Rohan O’Grady;

(vii)	Darren Killeen;

(viii)	Tim Berryman;

(ix)	Dave Geraghty; and

(x)	Nick Rohr.

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Schedule 2	Seller Group Warranties

1	General

1.1	Incorporation
The Seller is duly incorporated and validly exists under the law of its place of incorporation.

1.2	Capacity

(a)	The Seller has full corporate power and authority to own the Project Assets, the Sale Interest and to sell and transfer the Sale Interest and cause the issue of the Subscription Shares.

(b)	The execution and delivery of this agreement has been properly authorised by all necessary corporate action of the Seller.

(c)
The Seller has full corporate power and lawful authority to execute and deliver this agreement and, subject to clause 2, to consummate and perform or cause to be performed its obligations under this agreement.

(d)	This agreement constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms.

1.3	No default

(a)
The execution, delivery and (subject to satisfaction of the Conditions) performance by the Seller of this agreement does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(i)	any agreement or instrument to which the Seller is a party;

(ii)	any provision of the constitution of the Seller; and

(iii)	any writ, order or injunction, judgement, or law to which it is a party or is subject or by which it is bound.

1.4	Ownership

(a)	There are no Security Interests over the Sale Interest (other than a Permitted Security Interest or, prior to Completion, the Security Trustee Security).

(b)
Except as expressly provided in this agreement, the Seller has not granted any option or right of pre-emption or first refusal in respect of any of the Sale Interest to any other person and subject to clause 2 and clause 5.2, the Seller will:

(i)
at Completion be able to transfer legal and beneficial ownership and title to all of the Sale Interest to the Buyer other than the Assigned Tenements and the Incomplete Infrastructure in each case which are not yet legally owned by the Seller, but in respect of which the Seller will transfer ownership of and a 50% beneficial interest; and

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(ii)
immediately after Completion, hold the remaining 50% legal and beneficial interest in the Project other than the Assigned Tenements and the Incomplete Infrastructure, in which the Seller will hold the remaining 50% beneficial interest.

1.5	Insolvency

(a)	No Insolvency Event has occurred in relation to the Seller.

(b)	So far as it is aware, there are no facts, matters or circumstances which give any person the right to apply to liquidate or wind up the Seller.

1.6	Share capital

(a)	At Completion, the Subscription Shares will constitute 50% of the issued ordinary share capital of WLOPL.

(b)	At Completion, there will be no shares in WLOPL allotted or on issue apart from Ordinary Shares and the Ordinary Shares will be fully paid.

(c)
At Completion, other than in accordance with this agreement and the Transaction Documents, WLOPL is not obliged to issue or allot any Shares or other securities of WLOPL, and WLOPL has not granted any person the right to call for the issue or allotment of any Shares or other securities of WLOPL.

2	Operation of the assets

2.1	Licences, authorisations and consents

(a)
The Seller has all material licences, authorisations and consents required for the activities it carries on in respect of the Project and the Seller has not received a written notice that it is in default under any such licence, authorisation or consent.

(b)
So far as the Seller is aware, the Approvals comprise all of the material licences and authorisations which are legally capable of being transferred to the Buyer or WLOPL and which were used by the Seller in activities in respect of the Project as conducted immediately prior to Completion including, without limitation, all material licences and authorisations which are necessary for the Seller to discharge in all material respects its contractual obligations which it owed to any third party immediately prior to Completion (but excluding any licences and authorisations which are held by third parties as required by applicable law).

2.2	Compliance with laws and regulations
The Seller has not received written notice from any Government Agency that it is in violation of any applicable law or regulation or any order or judgment of any court with respect to its activities in respect of the Project Assets where such violation would have a material adverse effect on the assets or financial position of the Seller.

2.3	Litigation
Except as claimant in the collection of debts arising in the ordinary course of business, as at the Execution Date, the Seller is not engaged in any litigation, arbitration or administrative proceeding which is in progress with respect to any asset that forms part of the Sale Interest and which is material in relation to the Seller nor, so far as the Seller is aware, has any such proceeding been expressly threatened in writing by or against it.

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3	Sale Interest

(a)
If the Economic Effective Date occurs prior to or on the Completion Date, at Completion the Sale Interest, together with the Seller's 50% interest in the Project, the Non-Transferring Approvals, the Excluded Assets and the Transaction Documents described in paragraph (e), (f) and (g) of the definition of Transaction Documents, comprises all of the material assets required for the production of Concentrate at the site of the Project, except for the supply of goods and services that can only be procured by WLOPL after Completion.

(b)
Save for the Excluded Assets and the Non-Transferring Approvals, at Completion, there are no material assets owned by the Seller or any of its Related Bodies Corporate which were used by the Seller to produce Concentrate at the site of the Project prior to Completion and which are not included in the Sale Interest and are required for the production of Concentrate at the site of the Project.

(c)	The Seller Group Warranties in this paragraph 3 are given only at Completion.

4	Disclosure
So far as the Seller is aware, the Data Room Information:

(a)	was submitted in, and (where the information was subject to judgments, estimates or assumptions of the Seller) prepared in, good faith; and

(b)	other than the information referred to in the parentheses in paragraph (a) above, as at the Execution Date, is true and accurate in all material respects.

5	Contracts

(a)
Except as disclosed in the Disclosure Material or otherwise disclosed to the Buyer by separate arrangement, copies of all Third Party Agreements as at the Execution Date are contained in the Data Room Information.

(b)
Aside from the Third Party Agreements, there are no agreements, arrangements or understandings to which the Seller is party which are material to the operation of the Project Assets having regard to their state of completion as at the Execution Date.

(c)
As at the Execution Date, the Seller has not received any notice of termination, rescission or, invalidation or claim pursuant to any actual or alleged breach or default of any Third Party Agreement to which the Seller is a party or any claim by any party to be able to terminate, rescind or invalidate any contract to which the Seller is a party by reason of any actual or alleged breach of that contract.

(d)	So far as the Seller is aware:

(i)	all Third Party Agreements then in existence are in full force and effect and binding in accordance with their terms (subject to any applicable insolvency laws);

(ii)	as at the Execution Date, there is no material default or material breach of any Third Party Agreement which may have a material adverse effect on the Project or the Project Assets;

Schedule 2 | page | 68

(iii)	it is not in material default or material breach of any Third Party Agreement which may have a material adverse effect on the Project or the Project Assets; and

(iv)	as at the Execution Date, there are no current or threatened material disputes or material claims in respect of any Third Party Agreement.

(e)	So far as the Seller is aware, with respect to each Equipment Lease:

(i)	no party to the contract is in material breach of it or otherwise in default as described in such Equipment Leases;

(ii)	there are no grounds for rescission, avoidance or repudiation of that Equipment Lease;

(iii)	no party has given notice to terminate it or has sought to repudiate or disclaim it or intends to do so;

(iv)	there are no facts or circumstances which are likely to give rise to any of the above; and

(v)	it is not terminable by virtue of the sale of the Sale Interest.

(f)
The Equipment Leases constitute all the equipment leases, hire purchase agreements, conditional purchase agreements and other hiring arrangements for assets used in the Project comprising part of the Sale Interest.

(g)	The Disclosure Material contains copies of each Equipment Lease in existence at the Execution Date.

6	Environmental

(a)	In this warranty 6:

(i)	Dangerous Substance means any natural or artificial substance likely to cause significant damage to the environment; and

(ii)	Environmental Licence means any permit, licence, authorisation, consent or other approval required under or in relation to any Environmental Law.

(b)
The Seller has all Environmental Licences necessary to own and operate the Project Assets in the state they exist as at the Execution Date and the Seller has not received written notice that it is materially in default under any such licence and, so far as the Seller is aware, there are no circumstances likely to give rise to such material default.

(c)
As at the Execution Date, the Seller has not received any notice that it is in violation of any Environmental Law where such violation would have a material adverse effect on the Project, the Sale Interest or the Tenements.

(d)
As at the Execution Date, the Seller has not received any notices, orders or directions issued by any Government Authority under any Environmental Law in respect of the Tenements or the Petroleum Pipeline Licences that have not been completely satisfied, and so far as the Seller is aware no such notice, order or direction is pending or has been threatened by any Government Authority and the Seller is not aware of any circumstance that would cause or might reasonably be expected to cause, or contribute to, the issue of such a notice, order or direction.

Schedule 2 | page | 69

(e)
So far as the Seller is aware, as at the Execution Date, there are no proceedings taken by any Government Authority in respect of the Tenements or the Petroleum Pipeline Licences and no such proceedings are pending or have been threatened by any Government Authority in writing, and the Seller is not aware of any investigations being carried out or proposed by any Government Agency in respect of any breach or alleged breach of or non-compliance with any Environmental Law relevant to the Tenements or the Petroleum Pipeline Licences by the Seller.

(f)
As at the Execution Date, the Seller is not engaged in any litigation, arbitration or administrative proceeding concerning Environmental Law or Dangerous Substances which is in progress and which is material in relation to the Project Assets or the Sale Interest nor, as far as the Seller is aware, have any such proceeding been threatened in writing by or against the Seller.

7	Tenements and Petroleum Pipeline Licences

(a)
Other than the Assigned Tenements and the Tenement Applications, the Tenements are legally and beneficially owned solely by the Seller and at Completion will be free and clear of all Security Interests (other than Permitted Security Interests).

(b)
The Assigned Tenements are beneficially owned by the Seller and the Seller is entitled to become the legal owner of the Assigned Tenements and after transfer to the Buyer will be free and clear of all Security Interests (other than the Permitted Security Interests).

(c)
The Seller will, on grant of the Tenement Applications, be the sole legal and beneficial owner of the Tenement Applications and at Completion, the Tenement Applications will be free and clear of all Security Interests (other than Permitted Security Interests).

(d)
There are no material breaches of any of the terms and conditions of the Tenements (other than the Assigned Tenements) or the Petroleum Pipeline Licences and, so far as the Seller is aware, the Assigned Tenements.

(e)	So far as the Seller is aware:

(i)	each of the Tenements is in good standing and in full effect in accordance with its terms and the Mining Act;

(ii)	each of the Petroleum Pipeline Licences is in good standing and in full effect in accordance with its terms and the Petroleum Pipelines Act;

(iii)
except as disclosed in the Disclosure Material, as at the Execution Date. the Seller has not received any written notice of any potential native title claims which have been lodged in respect of any of the Tenements;

(iv)
except as disclosed in the Disclosure Material, as at the Execution Date, there is not in existence any current compensation agreement with the owner or occupier of any land which is subject to the Tenements or the Petroleum Pipeline Licences; and

Schedule 2 | page | 70

(v)
none of the Tenements or the Petroleum Pipeline Licences are liable to forfeiture, cancellation or suspension and there is no matter likely to prejudice the renewal of the Tenements or the Petroleum Pipeline Licences or which might adversely affect the rights or benefits conferred by the Tenements or the Petroleum Pipeline Licences.

8	Project Assets

(a)	The Seller is:

(i)	the legal and beneficial owner of the Completed Infrastructure;

(ii)	entitled to become the legal and beneficial owner of the Incomplete Infrastructure; and

(iii)	the beneficial owner of all other Project Assets.

(b)
There will be no Security Interest (other than a Permitted Security Interest) over or affecting any Project Assets and the Seller is not party to any agreement to grant any Security Interest over any Project Assets.

(c)
So far as the Seller is aware, no person has a continuing claim of an entitlement to a Security Interest (other than a Permitted Security Interest) over or affecting any Project Assets other than as provided for in the Third Party Agreements.

(d)	Each item of Completed Infrastructure:

(i)	is (to the extent any purchase moneys are due and payable) fully paid for;

(ii)	is not the subject of any lease or hire purchase agreement or agreement for purchase on deferred terms, other than in the ordinary course of business;

(iii)	is located at the Tenements or otherwise within the physical possession or control of the Seller;

(iv)	is in the physical possession or control of the Seller; and

(v)	not the subject of any agreements or arrangements to dispose or not to dispose or which otherwise restrict their use or disposal by the Seller.

(e)	Each item of the Project Assets, to the extent they are complete and operational:

(i)	is as at the Execution Date in a good and safe state of repair and condition and is in satisfactory working order for its age; and

(ii)
between the Execution Date and Completion, has in all material respects been operated and maintained in accordance with the standard that would reasonably be expected of persons operating and maintaining equipment similar to the Project Assets in the mining industry in Australia.

9	Records
So far as the Seller is aware, the Records:

(a)	have been properly maintained; and

Schedule 2 | page | 71

(b)	do not contain material inaccuracies or discrepancies of any kind.

10	Real property
The Seller (and, at Completion, WLOPL) does not own, lease, sub-lease, licence or otherwise have any interest (other than under or in respect of the Tenements or the Petroleum Pipeline Licences) in any real property.

11	Intellectual Property Rights

(a)
So far as the Seller is aware, the Seller's use of any Intellectual Property Rights in connection with the Project Assets which are material in the context of the Project as a whole, does not infringe, breach an obligation of confidence or wrongfully use any confidential information, trade secrets, copyright, letters patent, trade marks, service marks, trade names, designs, business names or other similar industrial, commercial or intellectual property rights of any corporation or person.

(b)	So far as the Seller is aware, as at the Execution Date, no Claims have been asserted challenging the Seller's use of the Intellectual Property Rights.

12	Anti-bribery and corruption

(a)	So far as the Seller is aware, neither the Seller nor any of their Representatives has in relation to the Project Assets:

(i)
offered, paid, promised to pay, or authorised the payment of any money, or has offered, given, promised to give, or authorised the giving of anything of value, including, but not limited to, cash, cheques, wire transfers, tangible and intangible gifts, favours, services, and those entertainment and travel expenses, to any Governmental Authority, political party or candidate for government office, nor provided or promised anything of value or which may constitute an undue advantage to any other person while knowing that all or a portion of that thing of value would or will be offered, given, or promised, directly or indirectly, to any Governmental Authority, political party or candidate for government office, for the purpose of improperly:

(A)
influencing any act or decision of such official, party or candidate in his official capacity, inducing such official, party or candidate to do or omit to do any act in violation of their lawful duty, or securing any improper advantage; or

(B)
inducing such official, party or candidate to use his influence with his government or instrumentality to affect or influence any act or decision of such government or instrumentality, in order to assist in obtaining or retaining business for or with, or directing business to, any person;

(ii)	violated any applicable anti-corruption laws;

(iii)	violated any applicable anti-money laundering laws; or

(iv)
otherwise made, offered, sought, provided or received any bribe, payoff, influence payment, kickback, or other similar unlawful payment or an undue advantage to obtain favourable treatment in securing business for the Seller or the Project.

Schedule 2 | page | 72

(b)
Without limiting the foregoing, there are and have been no enforcement actions or, investigations (internal or governmental) involving or, so far as the Seller is aware, allegations or disclosures to, Governmental Authorities, related to actual or potential violations of any anti-corruption or anti-money laundering laws or regulations relating to any improper conduct of the Seller in relation to the Project Assets, and so far as the Seller is aware there are no circumstances likely to give rise to any Claim relating to any such improper conduct of the Seller in relation to the Project Assets. The Seller has not received any notice, request, or citation for any actual or potential non-compliance with any of the foregoing in this Warranty 12.2 as it relates to the Project.

(c)	The Seller maintains and utilises controls procedures and internal accounting control systems that are consistent with the requirements of any applicable anti-corruption laws.

13	Insurance

(a)	The Disclosure Materials contain, as at the Execution Date, complete and accurate particulars of all current insurance policies taken out in respect of the Project Assets (Insurances).

(b)	Each Insurance policy is currently in full force and effect.

(c)
So far as the Seller is aware, as at the Execution Date, nothing has been done or omitted to be done that would make any Insurance void or voidable or that would permit an insurer to cancel the Insurance or refuse or materially reduce a claim.

14	Tax
Any Tax (other than income tax), Duty or Royalty that is payable in relation to the ownership, occupation, or use for the mining or extraction of minerals on or in relation to:

(a)	the Tenements (other than the Assigned Tenements) has been paid; and

(b)	the Assigned Tenements, so far as the Seller is aware, has been paid.

Schedule 2 | page | 73

Schedule 13	Completion Adjustment

1	Calculation
The Completion Adjustment will be determined as the following calculation, to be made in accordance with the principles set out in this Schedule 13, and provided that the Completion Adjustment cannot be less than negative US$25 million or more than positive US$25 million:
Completion Adjustment = 0.5 x [EBITDA - Inventory]
where
EBITDA means the sum of all income earned less all expenses incurred by the Seller in respect of the Project during the period between the Effective Date and the Completion Date; and
Inventory means an amount equal to the sum of:

(a)
the value of all operational spares at Completion minus the value of all operational spares at the Economic Effective Date, in each case to the extent that the operational spares are for use in connection with the Project;

(b)	the value of all Ore and Product on the Stockpile as at the Economic Effective Date (valued at cost); and

(c)
the value of all oil, diesel, greases, lubricants, hydraulic fluids, cleaning products, explosives and all other consumables used in connection with the Project as at the Economic Effective Date (valued at cost).

2	Principles and Policies

2.1	General Principles
The Completion Statement used to determine the Completion Adjustment must be prepared in accordance with:

(a)	the pro-forma income statement set out in Schedule 14 and must:

(i)	only include income and expenses falling within categories included in that pro-forma income statement;

(ii)	exclude any income and expenses of a categories identified as 'EXCLUDED' in that pro-forma income statement; and

(iii)	not include any expense incurred otherwise than in accordance with this agreement (including clause 6);and

(b)	except to the extent set out in clause 2.1(a) above, in accordance with the Accounting Standards.

2.2	Specific principles, policies and procedures
The following specific principles, policies and procedures will apply to the preparation of the Completion Statement used to determine the Completion Adjustment:

Schedule 13 | page | 117

(a)	no item shall be included more than once;

(b)	no item shall be included or excluded solely on the grounds of materiality;

(c)
any item that has or will otherwise be provided for under any Transaction Document shall be excluded from the Completion Statement to the extent that the inclusion would result in two payments in respect of the same item; and

(d)	all amounts in a currency other than US dollars are to be converted to US dollars at the closing Reserve Bank of Australia rate on the Completion Date or as otherwise agreed between the parties.

Schedule 13 | page | 118

Execution page
Executed as an agreement.

Executed by Wodgina Lithium Pty Ltd ACN 611 488 932 in accordance with section 127 of the Corporations Act 2001 (Cth) by: /s/ Chris Ellison	/s/ Mark Gregory Wilson
Signature of director Chris Ellison	Signature of director/secretary Mark Gregory Wilson
Name of director (print)	Name of director/secretary (print)

Executed by Albemarle Wodgina Pty Ltd ACN 630 509 303 in accordance with section 127 of the Corporations Act 2001 (Cth) by: /s/ Terrence Hammons	/s/ Mathew Shane Zauner
Signature of director Terrence Hammons	Signature of director/secretary Mathew Shane Zauner
Name of director (print)	Name of director/secretary (print)

Executed by Mineral Resources Limited ACN 118 549 910 in accordance with section 127 of the Corporations Act 2001 (Cth) by: /s/ Chris Ellison	/s/ Mark Gregory Wilson
Signature of director Chris Ellison	Signature of director/secretary Mark Gregory Wilson
Name of director (print)	Name of director/secretary (print)

Execution | page | 124

Executed by Albemarle Corporation in the presence of: /s/ A. Chanler Krupa	/s/ Ander Krupa
Signature of witness A. Chanler Krupa	Signature of authorised signatory Ander Krupa
Name of witness (print)	Name of authorised signatory (print)

Execution | page | 125